As filed with the Securities and Exchange Commission on February 17, 2006
                                                     Registration No. 333-92161
                                                                      333-95805


                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                ----------------


                         POST-EFFECTIVE AMENDMENT NO. 7
                                    FORM S-1
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                ----------------

               Merrill Lynch, Pierce, Fenner & Smith Incorporated
                                Initial Depositor
               (Exact name of registrant as specified in charter)
                                ----------------

                         Pharmaceutical HOLDRS(SM) Trust
                      [Issuer with respect to the receipts]


               Delaware                                  6211                                13-5674085

    (State or other jurisdiction of          (Primary Standard Industrial          (I.R.S. Employer Identification
    incorporation or organization)            Classification Code Number)                      Number)
                                                           ----------------

                                250 Vesey Street
                            New York, New York 10281
                                 (212) 449-1000
       (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                                ----------------

                                   Copies to:

                 Judith Witterschein, Esq.                                   Andrew B. Janszky, Esq.
                    Corporate Secretary                                      Shearman & Sterling LLP
    Merrill Lynch, Pierce, Fenner & Smith Incorporated                         599 Lexington Avenue
                     250 Vesey Street                                        New York, New York 10022
                 New York, New York 10281                                         (212) 848-4000
                      (212) 449-1000
 (Name, address, including zip code, and telephone number,
        including area code, of agent for service)


     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

PROSPECTUS

                                [GRAPHIC OMITTED]







                        1,000,000,000 Depositary Receipts
                         Pharmaceutical HOLDRS(SM) Trust

     The Pharmaceutical HOLDRS(SM) Trust issues Depositary Receipts called Pharmaceutical HOLDRS(SM) representing your undivided beneficial ownership in the U.S.-traded common stock of a group of specified companies that are involved in various segments of the pharmaceutical industry. The Bank of New York is the trustee. You only may acquire, hold or transfer Pharmaceutical HOLDRS in a round-lot amount of 100 Pharmaceutical HOLDRS or round-lot multiples. Pharmaceutical HOLDRS are separate from the underlying deposited common stocks that are represented by the Pharmaceutical HOLDRS. For a list of the names and the number of shares of the companies that make up a Pharmaceutical HOLDR, see "Highlights of Pharmaceutical HOLDRS--The Pharmaceutical HOLDRS" starting on page 10. The Pharmaceutical HOLDRS trust will issue Pharmaceutical HOLDRS on a continuous basis.

     Investing in Pharmaceutical HOLDRS involves significant risks. See "Risk Factors" starting on page 4.

     Pharmaceutical HOLDRS are neither interests in nor obligations of Merrill Lynch, Pierce, Fenner & Smith Incorporated. Pharmaceutical HOLDRS are not interests in The Bank of New York, as trustee. Please see "Description of the Depositary Trust Agreement" in this prospectus for a move complete description of the duties and responsibilities of the trustee, including the obligation of the trustee to act without negligence or bad faith.


     The Pharmaceutical HOLDRS are listed on the American Stock Exchange under the symbol "PPH". On February 15, 2006 the last reported sale price of the Pharmaceutical HOLDRS on the American Stock Exchange was $71.95.


                                 ---------------

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                                 ---------------


                The date of this prospectus is February 16, 2006.


      "HOLDRS" and "HOLding Company Depositary ReceiptS" are service marks of Merrill Lynch & Co., Inc.

                                TABLE OF CONTENTS

                                                                            Page

SUMMARY........................................................................3
RISK FACTORS...................................................................4
HIGHLIGHTS OF PHARMACEUTICAL HOLDRS...........................................10
THE TRUST.....................................................................18
DESCRIPTION OF PHARMACEUTICAL HOLDRS..........................................18
DESCRIPTION OF THE UNDERLYING SECURITIES......................................20
DESCRIPTION OF THE DEPOSITARY TRUST AGREEMENT.................................22
UNITED STATES FEDERAL INCOME TAX CONSEQUENCES.................................26
ERISA CONSIDERATIONS..........................................................31
PLAN OF DISTRIBUTION..........................................................31
LEGAL MATTERS.................................................................31
WHERE YOU CAN FIND MORE INFORMATION...........................................32

                                 ---------------

     This prospectus contains information you should consider when making your investment decision. With respect to information about Pharmaceutical HOLDRS, you should rely only on the information contained in this prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell Pharmaceutical HOLDRS in any jurisdiction where the offer or sale is not permitted.

     The Pharmaceutical HOLDRS are not registered for public sale outside of the United States. Non-U.S. receipt holders should refer to "United States Federal Income Tax Consequences--Non-U.S. receipt holders" and we recommend that non-U.S. receipt holders consult their tax advisors regarding U.S. withholding and other taxes which may apply to ownership of the Pharmaceutical HOLDRS or of the underlying securities through an investment in the Pharmaceutical HOLDRS.

                                     SUMMARY


     The Pharmaceutical HOLding Company Depositary ReceiptS or HOLDRS trust was formed under the depositary trust agreement, dated as of January 24, 2000 among The Bank of New York, as trustee, Merrill Lynch, Pierce, Fenner & Smith Incorporated, other depositors and the owners of the Pharmaceutical HOLDRS. The trust is not a registered investment company under the Investment Company Act of 1940.

     The trust currently holds shares of common stock issued by a group of specified companies that were, at the time of the initial offering, generally considered to be involved in various segments of the pharmaceutical industry. The number of shares of each company's common stock currently held by the trust with respect to each round-lot of Pharmaceutical HOLDRS is specified under "Highlights of Pharmaceutical HOLDRS--The Pharmaceutical HOLDRS." This group of common stocks, and the securities of any company that may be added to the Pharmaceutical HOLDRS, are collectively referred to in this prospectus as the underlying securities. There are currently 20 companies included in the Pharmaceutical HOLDRS, which may change as a result of reconstitution events, distributions of securities by underlying issuers or other events. The Pharmaceutical HOLDRS are separate from the underlying securities that are represented by the Pharmaceutical HOLDRS. On February 14, 2006 there were 24,513,000 Pharmaceutical HOLDRS outstanding.

                                  RISK FACTORS

         An investment in Pharmaceutical HOLDRS involves risks similar to investing directly in each of the underlying securities outside of the Pharmaceutical HOLDRS, including the risks associated with a concentrated investment in the pharmaceutical industry.

General Risk Factors

o Loss of investment. Because the value of Pharmaceutical HOLDRS directly relates to the value of the underlying securities, you may lose a substantial portion of your investment in the Pharmaceutical HOLDRS if the underlying securities decline in value.

o Discount trading price. Pharmaceutical HOLDRS may trade at a discount to the aggregate value of the underlying securities.

o Ownership of only fractional shares in the underlying securities. As a result of distributions of securities by companies included in the Pharmaceutical HOLDRS or other corporate events, such as mergers, a Pharmaceutical HOLDR may represent an interest in a fractional share of an underlying security. You will only be entitled to voting, distribution and other beneficial ownership rights in the underlying securities in which you own only fractional shares to the extent that the depositary aggregates your fractional shares with the other shares of such underlying securities and passes on beneficial ownership rights, including distribution and voting rights, to you based on your proportional, fractional shares in the underlying securities. In addition, if you surrender your Pharmaceutical HOLDRS to receive the underlying securities you will receive cash in lieu of your fractional shares. You will not be entitled to any securities if your interest in an underlying security is only a fraction of a share.

o Not necessarily representative of the pharmaceutical industry. At the time of the initial offering, the companies included in the Pharmaceutical HOLDRS were generally considered to be involved in various segments of the pharmaceutical industry, however, the market price of the underlying securities and the Pharmaceutical HOLDRS may not necessarily follow the price movements of the entire pharmaceutical industry. If the underlying securities decline in value, your investment in the Pharmaceutical HOLDRS will decline in value, even if common stock prices of companies in the pharmaceutical industry generally increase in value. In addition, since the time of the initial offering, the companies included in the Pharmaceutical HOLDRS, may not be involved in the pharmaceutical industry. In this case, the Pharmaceutical HOLDRS may not consist of securities issued only by companies involved in the pharmaceutical industry.

o Not necessarily comprised of solely pharmaceutical companies. As a result of distributions of securities by companies included in the Pharmaceutical HOLDRS or other corporate events, such as mergers, securities of companies that are not currently included in the Pharmaceutical HOLDRS and that are not involved in the pharmaceutical industry may be included in the Pharmaceutical HOLDRS. The securities of a new company will only be distributed from the Pharmaceutical HOLDRS if the securities have a different Standard & Poor's Corporation sector classification than any of the underlying issuers included in Pharmaceutical HOLDRS at the time of the distribution or the corporate event or if the securities are not listed for trading on a U.S. national securities exchange or through the Nasdaq National Market System. As of January 2, 2002, Standard & Poor's Corporation sector classifications are based upon the Standard & Poor's Global Industry Classification Standard ("GICS") sectors. As there are only 10 broadly defined GICS sector classifications, the use of GICS sectors to determine whether a new company will be included in the Pharmaceutical HOLDRS provides no assurance that each new company included in the Pharmaceutical HOLDRS will be involved in the pharmaceutical industry. Currently, the underlying securities included in the Pharmaceutical HOLDRS are represented in the Health Care GICS sector. As each Standard & Poor's GICS sector is defined so broadly, the securities of a new company could have the same GICS sector classification as a company currently included in the Pharmaceutical HOLDRS yet not be involved in the pharmaceutical industry. In addition the GICS sector classifications of securities included in the Pharmaceutical HOLDRS may change over time if the companies that issued these securities change their focus of operations or if Standard & Poor's alters the criteria it uses to determine GICS sectors, or both. Therefore, additional GICS sectors may be represented in the Pharmaceutical HOLDRS, which may also result in the inclusion in the Pharmaceutical HOLDRS of the securities of a new company that is not involved in the pharmaceutical industry.

o No investigation of underlying securities. The underlying securities initially included in the Pharmaceutical HOLDRS were selected by Merrill Lynch, Pierce, Fenner & Smith Incorporated based on the market capitalization of the issuers and the market liquidity of common stocks in the pharmaceutical industry, without regard for the value, price performance, volatility or investment merit of the underlying securities. The Pharmaceutical HOLDRS trust, the trustee, Merrill Lynch, Pierce, Fenner & Smith Incorporated, and each of their respective affiliates, have not performed any investigation or review of the selected companies, including the public filings by the companies. Investors and market participants should not conclude that the inclusion of a company is any form of investment recommendation by the trust, the trustee, Merrill Lynch, Pierce, Fenner & Smith Incorporated, or their respective affiliates.

o Loss of diversification. As a result of industry developments, reorganizations or market fluctuations affecting issuers of the underlying securities, Pharmaceutical HOLDRS may not necessarily be a diversified investment in the pharmaceutical industry. In addition, reconstitution events, distributions of securities by an underlying issuer or other events, which may result in the distribution of securities from, or the inclusion of additional securities in, the Pharmaceutical HOLDRS, may also reduce diversification. Pharmaceutical HOLDRS may represent a concentrated investment in one or more of the underlying securities which would reduce investment diversification and increase your exposure to the risks of concentrated investments.

o Conflicting investment choices. In order to sell one or more of the underlying securities individually, participate in any form of stock repurchase program by an issuer of an underlying security or participate in a tender offer relating to one or more of the underlying securities, you will be required to cancel your Pharmaceutical HOLDRS and receive delivery of each of the underlying securities. The cancellation of your Pharmaceutical HOLDRS will allow you to sell individual underlying securities or to deliver individual underlying securities in a tender offer or any form of stock repurchase program. If you choose not to cancel your Pharmaceutical HOLDRS you cannot participate in a tender offer or any form of stock repurchase program relating to an underlying security. The cancellation of Pharmaceutical HOLDRS will involve payment of a cancellation fee to the trustee.

o Trading halts. Trading in Pharmaceutical HOLDRS on the American Stock Exchange may be halted if trading in one or more of the underlying securities is halted. Trading in Pharmaceutical HOLDRS may be halted even if trading continues in some or all of the underlying securities. If trading is halted in Pharmaceutical HOLDRS, you will not be able to trade Pharmaceutical HOLDRS and will only be able to trade the underlying securities if you cancel your Pharmaceutical HOLDRS and receive each of the underlying securities.


o Delisting from the American Stock Exchange. If the number of companies whose securities are held in the trust falls below nine, the American Stock Exchange may consider delisting the Pharmaceutical HOLDRS. If the Pharmaceutical HOLDRS are delisted by the American Stock Exchange, a termination event will result unless the Pharmaceutical HOLDRS are listed for trading on another U.S. national securities exchange or through the Nasdaq National Market System within five business days from the date the Pharmaceutical HOLDRS are delisted. There are currently 20 companies whose securities are included in the Pharmaceutical HOLDRS.


o Possible conflicts of interest. Merrill Lynch, Pierce, Fenner & Smith Incorporated, as initial depositor, selected the underlying securities that were originally included in the Pharmaceutical HOLDRS and may face possible conflicts of interest as Merrill Lynch, Pierce, Fenner & Smith Incorporated and its affiliates may engage in investment banking or may provide other services for issuers of the underlying securities.

o Delays in distributions. The depositary trust agreement provides that the trustee will use its reasonable efforts to distribute any cash or other distributions paid in respect of the underlying securities to you as soon as practicable after receipt of such distribution. However, you may receive such cash or other distributions later than you would if you owned the underlying securities outside of the Pharmaceutical HOLDRS. In addition, you will not be entitled to any interest on any distribution by reason of any delay in distribution by the depositary.

Risk Factors Specific to the Pharmaceutical Industry

o Pharmaceutical company stock prices have been and will likely continue to be extremely volatile. Pharmaceutical companies stock prices could be subject to wide fluctuations in response to a variety of factors, including:

     o    announcements of technological innovations or new commercial products;

     o    developments in patent or proprietary rights;

o        government regulatory initiatives;

     o public concern as to the safety or other implications of pharmaceutical products;

     o    fluctuations in quarterly and annual financial results;

     o    market conditions; and

     o    difficulty in obtaining additional financing.

         In addition, the trading prices of some pharmaceutical stocks in general have experienced extreme price and volume fluctuations recently. These fluctuations often have been unrelated or disproportionate to the operating performance of these companies. The valuations of many pharmaceutical stocks are high when measured by conventional valuation standards, such as price to earnings and price to sales ratios. Some of the companies do not, or in the future might not, have earnings. As a result, these trading prices may decline substantially and valuations may not be sustained. Any negative change in the public's perception of the prospects of pharmaceutical companies, generally, could depress the stock prices of a pharmaceutical company regardless of pharmaceutical companies' results. Other broad market and industry factors may decrease the stock price of pharmaceutical stocks, regardless of their operating results. Market fluctuations, as well as general political and economic conditions, such as recession, war or interest rate or currency rate fluctuations, also may decrease the market price of pharmaceutical stocks.


         As a result of fluctuations in trading prices of the companies included in the Pharmaceutical HOLDRS, the trading price of Pharmaceutical HOLDRS has fluctuated significantly. The initial offering price of a Pharmaceutical HOLDR, on September 26, 2000 was $98.21, and during 2005, the price of a Pharmaceutical HOLDR reached a high of $75.90 and a low of $66.16.


o Pharmaceutical companies face uncertainty with respect to pricing and third party reimbursement. The ability of many pharmaceutical companies to commercialize current and any future products depends in part on the extent to which reimbursement for the cost of such products and related treatments are available from government health agencies, private health insurers and other third-party payors. Third-party payors are increasingly challenging the price and cost-effectiveness of medical products. Significant uncertainty exists as to the reimbursement status of health care products, and there can be no assurance that adequate third-party coverage will be available for pharmaceutical companies to obtain satisfactory price levels for their products. Government and other third-party payors are increasingly attempting to contain health care costs by a variety of means, including limiting both the degree of coverage and the level of reimbursement for new therapeutic products. If pharmaceutical companies do not obtain adequate coverage and reimbursement levels from government and third-party payors for use of existing and potential products, the costs and market acceptance of their products could be adversely affected.

o Protection of patent and proprietary rights of pharmaceutical companies is difficult and costly. The success of many pharmaceutical companies is highly dependent on their ability to obtain patents, to defend their existing patents and trade secrets and to operate in a manner that does not infringe the proprietary rights of other pharmaceutical companies. Patent disputes are frequent and can preclude the successful commercial introduction of products and technologies. As a result, there is significant litigation in the pharmaceutical industry regarding patent and other intellectual property rights. Litigation is costly, diverts resources and can subject a pharmaceutical company to significant liabilities to third parties. In addition, a pharmaceutical company could be forced to obtain costly third-party licenses or cease using the technology or product in dispute.

o Many pharmaceutical companies face intense competition from new products and less costly generic products. The pharmaceutical industry is highly competitive and rapidly changing. Many pharmaceutical companies are major international corporations with substantial resources for research and development, production and marketing. Proprietary pharmaceutical products, which are products under patent protection, face intense competition from other competitors' similar proprietary products and many pharmaceutical companies also face increasing competition from similar generic products. Generic pharmaceutical competitors generally are able to obtain regulatory approval for drugs no longer covered by patents without investing in costly and time-consuming clinical trials, and need only demonstrate that their product is equivalent to the drug they wish to copy. As a result of their substantially reduced developments costs, generic pharmaceutical products are sold at lower prices than the original proprietary product. The introduction of a generic product can significantly reduce revenues received from a patented pharmaceutical product.

o Research and development efforts may not result in successful products. A pharmaceutical company's success depends on its ability to commit substantial resources to research and development and to obtain regulatory approval to market new pharmaceutical products. Development of a product requires substantial technical, financial and human resources and the research and development process often takes 10 or more years from discovery to commercial product launch. This process is conducted in various stages, and during each stage there is a substantial risk that a pharmaceutical company will not achieve its goals and will have to abandon a product in which it has invested substantial amounts. A pharmaceutical company may choose product candidates that are unsuccessful, unable to be developed in a timely manner or that require excessive resources to bring to market. Delays or unanticipated increases in costs of development at any stage of development, or failure to obtain regulatory approval or market acceptance of products could adversely affect a pharmaceutical company's results and financial condition.

o Pharmaceutical companies must keep pace with rapid technological change to remain competitive. The pharmaceutical industry is highly competitive and is subject to rapid and significant technological change. The success of a pharmaceutical company will depend in large part on its ability to maintain a competitive position, measured largely by the effectiveness and marketing of its products. Any technological advancement, product or process that these companies develop may become obsolete before research and development expenses are recovered.

o Pharmaceutical companies are subject to extensive government regulation. Pharmaceutical products offered by pharmaceutical companies are subject to strict regulation by governmental regulatory authorities in countries throughout the world. Products require extensive pre-clinical testing and other testing, clinical trials, government review and final approval before any marketing of the products will be permitted. This procedure could take a number of years and involves the expenditure of substantial resources. The success of a pharmaceutical company's products will depend, in part, upon obtaining and maintaining regulatory approval to market products and, once approved, complying with the continued review by regulatory agencies. For instance, the Food and Drug Administration (FDA), the agency which regulates and investigates drugs in the United States, can take as long as eight to nine years after an application is originally filed to approve a new drug application. The manufacturing process for pharmaceutical products is also highly regulated and pharmaceutical companies are subjected to periodic inspection of manufacturing facilities by regulatory agencies in many countries. Regulatory agencies may shut down manufacturing facilities that they find do not comply with regulations. The failure to obtain necessary government approvals, the restriction of existing approvals, loss of or changes to previously obtained approvals or the failure to comply with regulatory requirements could result in fines, unanticipated expenditures, product delays, non-approval or recall, interruption of production and even criminal prosecution.

o The international operations of many pharmaceutical companies expose them to risks associated with instability and changes in economic and political conditions, foreign currency fluctuations, changes in foreign regulations and other risks inherent to international business. Many pharmaceutical companies have international operations and derive substantial revenue from international sales. The risks of international business that the companies are exposed to include the following:

     o general economic, social, and political conditions; o the difficulty of enforcing intellectual property rights; agreements and collecting receivables through certain foreign legal systems;

     o differing tax rates, tariffs, exchange controls, or other similar restrictions;

     o volatility of currency markets and value of worldwide financial markets; and

     o changes in, and compliance with, domestic and foreign laws and regulations which impose a range of restrictions on operations, trade practices, foreign trade and international investment decisions.

o Pharmaceutical companies may be exposed to extensive product liability costs. Product liability is a significant commercial risk for many pharmaceutical companies. Substantial damage awards have been granted in several jurisdiction against pharmaceutical companies based upon claims for injuries allegedly caused by the use of their products. Many pharmaceutical companies obtain product liability insurance; however, a single product liability claim could exceed the coverage limits of a pharmaceutical company. Further, there can be no assurance that a pharmaceutical company will be able to obtain or maintain its product liability insurance, that it will continue to be able to obtain adequate product liability insurance on reasonable terms or that any product liability insurance obtained will provide adequate coverage against potential liabilities. The business, financial condition and results of operations of a pharmaceutical company could be materially and adversely affected by one or more successful product liability claims.

o Many pharmaceutical companies are dependent on key personnel for success. The success of many pharmaceutical companies is highly dependent on the experience, abilities, and continued services of key executive officers and key scientific and technical personnel. If these companies lose the services of any of these officers or key scientific and technical personnel, their future success could be undermined. The success of many pharmaceutical companies also depends upon their ability to attract and retain other highly qualified scientific, technical, sales and manufacturing personnel and their ability to develop and maintain relationships with qualified clinical researchers. Competition for such personnel and relationships is intense and many of these companies compete with each other and with universities and non-profit research organizations. There is no certainty that any of these pharmaceutical companies will be able to continue to attract and retain qualified personnel or develop and maintain relationships with clinical researchers.

o Companies whose securities are included in the Pharmaceutical HOLDRS may need additional financing, which may be difficult to obtain. Failure to obtain necessary financing or doing so on unattractive terms could adversely affect development and marketing efforts and other operations of companies whose securities are included in the Pharmaceutical HOLDRS. Companies whose securities are included in Pharmaceutical HOLDRS may need to raise additional capital in order to fund the continued development and marketing of their products or to fund strategic acquisitions or investments. Their ability to obtain additional financing will depend on a number of factors, including market conditions, operating performance and investor interest. These factors may make the timing, amount, terms and conditions of any financing unattractive. If adequate funds are not available or are not available on acceptable terms, companies whose securities are included in the Pharmaceutical HOLDRS may have to forego strategic acquisitions or investments, reduce or defer their development activities, or delay their introduction of new products and services. Any of these actions may reduce the market price of stocks in the pharmaceutical industry.

o One company currently included in the Pharmaceutical HOLDRS, Andrx Corporation Andrx Group is a tracking stock and is therefore subject to additional risks relating to an investment in a tracking stock. The risks associated with tracking stocks include the following:

     o Stockholders of a tracking stock remain invested in the entire company issuing the tracking stock, even though the tracking stock is intended to reflect the operating performance of specific operations of a company's business. As a result, the performance and financial results of the operations of Andrx Corporation that are not tracked by the Andrx Group tracking stock could negatively affect the market price of the Andrx Group tracking stock and the Pharmaceutical HOLDRS and the market price of the Andrx Group tracking stock may not reflect the performance of the operations the tracking stock is intended to reflect.

     o A holder of tracking stock does not have any direct voting rights to elect the management of the operations represented by the tracking stock or to make fundamental decisions affecting the tracked operations. The holders of tracking stock have voting rights that are similar to that of common shareholders of the company that issued the tracking stock, and would, along with the other shareholders, be limited to electing the management of the entire company rather than the management of the tracked operations. In addition, all of the shareholders of the company may be entitled to vote on fundamental decisions affecting the tracked operations. Consequently, the management of the company may make operational, financial and other decisions that may not be in the best interests of the holders of the Andrx Group tracking stock or that favor the other shareholders to the detriment of the Andrx Group tracking stock. For example, management of the company may decide to sell assets or discontinue operations relating to the operations tracked by the Andrx Group tracking stock without the consent of the holders of the tracking stock and the consideration received on any sale of assets may be less than what would be received if the tracked operations were a separate company. In addition, management of the company could adversely change the terms of the tracking stock without seeking the approval of a majority of the holders of the tracking stock affected by the change.

     o In the event of a dissolution of Andrx Corporation, the holders of the Andrx Group tracking stock will not have preferential rights to the respective assets of the tracked operations and these assets may become subject to liabilities attributable to the rest of Andrx Corporation. In addition, any payment to the holders of the tracking stock as a result of a dissolution may be allocated by a specified formula regardless of the Andrx Group tracking stock's relative contribution to the company as a whole.

     o On each additional issuance of any class of stock by Andrx Corporation, the voting rights, rights on dissolution and rights to dividends on Andrx Group tracking stock will be diluted. In addition, any additional issuances of Andrx Group tracking stock could dilute the value of the Andrx Group tracking stock and the proceeds received on any additional issuance may not be allocated to the operations represented by the tracking stock.

          Generally, the terms of a tracking stock differ from those of the common stock of the same company. Please see the public filings of Andrx Corporation for more information on the Andrx Group tracking stock. For information on where you can access Andrx Corporation's public filings, please see "Where You Can Find More Information."

                       HIGHLIGHTS OF PHARMACEUTICAL HOLDRS


     This discussion highlights information regarding Pharmaceutical HOLding Company Depositary ReceiptS. We present certain information more fully in the rest of this prospectus. You should read the entire prospectus carefully before you purchase Pharmaceutical HOLDRS.




Issuer .. ..........Pharmaceutical HOLDRS Trust.

The trust...........The Pharmaceutical HOLDRS Trust was formed under the depositary trust agreement, dated as of January 24, 2000 among The Bank of New York, as trustee, Merrill Lynch, Pierce, Fenner & Smith Incorporated, other depositors and the owners of the Pharmaceutical HOLDRS and was amended on November 22, 2000. The trust is not a registered investment company under the Investment Company Act of 1940.

Initial depositor...Merrill Lynch, Pierce, Fenner & Smith Incorporated.


Trustee ............The Bank of New York, a New York state-chartered banking organization, is the trustee and receives compensation as set forth in the depositary trust agreement. The trustee is responsible for receiving deposits of underlying securities and delivering Pharmaceutical HOLDRS representing the underlying securities issued by the trust. The Trustee holds the underlying securities on behalf of the holders of Pharmaceutical HOLDRS.

Purpose of
Pharmaceutical
HOLDRS .............Pharmaceutical HOLDRS are designed to achieve the following:

                    Diversification. Pharmaceutical HOLDRS are designed to allow you to diversify your investment in the pharmaceutical industry through a single, exchange-listed instrument representing your undivided beneficial ownership of the underlying securities.

                    Flexibility. The beneficial owners of
                    Pharmaceutical HOLDRS have undivided beneficial ownership interests in each of the underlying securities represented by the Pharmaceutical HOLDRS, and can cancel their Pharmaceutical HOLDRS to receive each of the underlying securities represented by the Pharmaceutical HOLDRS.

                    Transaction costs. The expenses associated with buying and selling Pharmaceutical HOLDRS in the secondary market are expected to be less than separately buying and selling each of the underlying securities in a traditional brokerage account with transaction-based charges.

Trust assets .......The trust holds shares of common stock issued by specified companies that, when initially selected, were involved in the pharmaceutical industry. Except when a reconstitution event, distribution of securities by an underlying issuer or other event occurs, the group of companies will not change. Reconstitution events are described in this prospectus under the heading "Description of the Depositary Trust Agreement--Distributions" and "--Reconstitution events." There are currently 20 companies included in the Pharmaceutical HOLDRS.

                    The trust's assets may increase or decrease as a result of in-kind deposits and withdrawals of the underlying securities during the life of the trust.

ThePharmaceutical
HOLDRS .............The trust has issued, and may continue to issue,
                    Pharmaceutical HOLDRS that represent an undivided beneficial ownership interest in the shares of common stock that are held by the trust. The Pharmaceutical HOLDRS themselves are separate from the underlying securities that are represented by the Pharmaceutical HOLDRS.

                    The following chart provides:


                    o the names of the 20 issuers of the underlying securities currently represented by a Pharmaceutical HOLDR,


                    o   the stock ticker symbols,

                    o the share amounts currently represented by a round-lot of 100 Pharmaceutical HOLDRS, and

                    o the principal U.S. market on which the common stock of the selected companies are traded.


                                                                                 Primary
                 Name of                                          Share          Trading
                 Company (1)                       Ticker         Amounts        Market
                 -----------                       ------         -------        ------

                 Abbott Laboratories                ABT              14            NYSE
                 Allergan, Inc.                     AGN               1            NYSE
                 Advanced Medical Optics, Inc.      EYE          0.22222222        NSYE
                 Andrx Corporation-Andrx Group     ADRX               2           NASDAQ
                 Biovail Corporation                BVF               4            NYSE
                 Bristol-Myers Squibb Company       BMY              18            NYSE
                 Eli Lilly & Company                LLY              10            NYSE
                 Forest Laboratories, Inc.          FRX               4            NYSE
                 Hospira, Inc.                      HSP              1.4           NYSE
                 Johnson & Johnson                  JNJ              26            NYSE
                 King Pharmaceuticals, Inc.         KG               4.25          NYSE
                 Medco Health Solutions             MHS            2.6532          NYSE
                 Merck & Co., Inc.                  MRK              22            NYSE
                 Mylan Laboratories, Inc.           MYL             2.25           NYSE
                 Pfizer Inc.                        PFE              58            NYSE
                 Schering-Plough Corporation        SGP              14            NYSE
                 Valeant Pharmaceuticals            VRX               1            NYSE
                 Watson Pharmaceuticals, Inc.       WPI               1            NYSE
                 Wyeth                              WYE              12            NYSE
                 Zimmer Holdings, Inc.              ZMH             1.8            NYSE

               (1) As a result of the merger of IVAX Corporation
                   (AMEX: "IVX"), a constituent of the
                   Pharmaceutical HOLDRS Trust, and Teva
                   Pharmaceutical Industries, Ltd., IVAX Corporation is no longer an underlying constituent of the Trust. For the 2.34375 shares of IVAX Corporation per 100 share round lot of Pharmaceutical HOLDRS, The Bank of New York received $60.9375, and distributed such cash at a rate of $0.609375 ($26 X 2.34375 / 100) per depositary share of "PPH."


                    The companies whose common stocks were included in the Pharmaceutical HOLDRS at the time the Pharmaceutical HOLDRS were originally issued generally were considered to be among the 20 largest and most liquid companies with U.S.-traded common stock involved in the pharmaceutical industry as measured by market capitalization and trading volume on December 15, 1999. The market capitalization of a company is determined by multiplying the market price of its common stock by the number of outstanding shares of its common stock.

                    The trust only will issue and cancel, and you only may obtain, hold, trade or surrender, Pharmaceutical HOLDRS in a round-lot of 100 Pharmaceutical HOLDRS and round-lot multiples. The trust will only issue Pharmaceutical HOLDRS upon the deposit of the whole shares represented by a round-lot of 100 Pharmaceutical HOLDRS. In the event that a fractional share comes to be represented by a round-lot of Pharmaceutical HOLDRS, the trust may require a minimum of more than one round-lot of 100 Pharmaceutical HOLDRS for an issuance so that the trust will always receive whole share amounts for issuance of Pharmaceutical HOLDRS.

                    The number of outstanding Pharmaceutical HOLDRS will increase and decrease as a result of in-kind deposits and withdrawals of the underlying securities. The trust will stand ready to issue additional Pharmaceutical HOLDRS on a continuous basis when an investor deposits the required shares of common stock with the trustee.

Purchases ..........You may acquire Pharmaceutical HOLDRS in two ways:

                    o through an in-kind deposit of the required number of shares of common stock of the underlying issuers with the trustee, or

                    o   through a cash purchase in the secondary trading market.

Issuance and
 cancellation fees..If you wish to create Pharmaceutical HOLDRS by delivering to the trust the requisite shares of common stock represented by a round-lot of 100 Pharmaceutical HOLDRS, The Bank of New York as trustee will charge you an issuance fee of up to $10.00 for each round-lot of 100 Pharmaceutical HOLDRS. If you wish to cancel your Pharmaceutical HOLDRS and withdraw your underlying securities, The Bank of New York as trustee will charge you a cancellation fee of up to $10.00 for each round-lot of 100 Pharmaceutical HOLDRS.

Commissions ........If you choose to deposit underlying securities in order to receive Pharmaceutical HOLDRS, you will be responsible for paying any sales commission associated with your purchase of the underlying securities that is charged by your broker, in addition to the issuance fee charged by the trustee described above.

Custody fees .......The Bank of New York, as trustee and as custodian, will charge you a quarterly custody fee of $2.00 for each round-lot of 100 Pharmaceutical HOLDRS, to be deducted from any cash dividend or other cash distributions on underlying securities received by the trust. With respect to the aggregate custody fee payable in any calendar year for each Pharmaceutical HOLDR, the trustee will waive that portion of the fee which exceeds the total cash dividends and other cash distributions received, or to be received, and payable with respect to such calendar year.

Rights relating to
 Pharmaceutical
 HOLDRS............ You have the right to withdraw the underlying securities upon request by delivering a round- lot or integral multiple of a round-lot of Pharmaceutical HOLDRS to the trustee, during the trustee's business hours, and paying the cancellation fees, taxes and other charges. You should receive the underlying securities no later than the business day after the trustee receives a proper notice of cancellation. The trustee will not deliver fractional shares of underlying securities. To the extent that any cancellation of Pharmaceutical HOLDRS would otherwise require the delivery of a fractional share, the trustee will sell the fractional share in the market and the trust, in turn, will deliver cash in lieu of such fractional share. Except with respect to the right to vote for dissolution of the trust, the Pharmaceutical HOLDRS themselves will not have voting rights.

Rights relating
 to the underlying
 securities ........Pharmaceutical HOLDRS represents your beneficial ownership of the underlying securities. Owners of Pharmaceutical HOLDRS have the same rights and privileges as if they owned the underlying securities beneficially outside of Pharmaceutical HOLDRS. These include the right to instruct the trustee to vote the underlying securities or you may attend shareholder meetings yourself, the right to receive any dividends and other distributions on the underlying securities that are declared and paid to the trustee by an issuer of an underlying security, the right to pledge Pharmaceutical HOLDRS and the right to surrender Pharmaceutical HOLDRS to receive the underlying securities. Pharmaceutical HOLDRS does not change your beneficial ownership in the underlying securities under United States federal securities laws, including sections 13(d) and 16(a) of the Securities Exchange Act of 1934. As a result, you have the same obligations to file insider trading reports that you would have if you held the underlying securities outside of Pharmaceutical HOLDRS. However, due to the nature of Pharmaceutical HOLDRS, you will not be able to participate in any dividend reinvestment program of an issuer of underlying securities unless you cancel your Pharmaceutical HOLDRS (and pay the applicable fees) and receive all of the underlying securities.

                    A holder of Pharmaceutical HOLDRS is not a registered owner of the underlying securities. In order to become a registered owner, a holder of Pharmaceutical HOLDRS would need to surrender their Pharmaceutical HOLDRS, pay the applicable fees and expenses, receive all of the underlying securities and follow the procedures established by the issuers of the underlying securities for registering their securities in the name of such holder.

                    You retain the right to receive any reports and communications that the issuers of underlying securities are required to send to beneficial owners of their securities. As such, you will receive such reports and communications from the broker through which you hold your Pharmaceutical HOLDRS in the same manner as if you beneficially owned your underlying securities outside of Pharmaceutical HOLDRS in "street name" through a brokerage account. The trustee will not attempt to exercise the right to vote that attaches to, or give a proxy with respect to, the underlying securities other than in accordance with your instructions.

                    The depositary trust agreement entitles you to receive, subject to certain limitations and net of any fees and expenses of the trustee, any distributions of cash (including dividends), securities or property made with respect to the underlying securities. However, any distribution of securities by an issuer of underlying securities will be deposited into the trust and will become part of the underlying securities unless the distributed securities are not listed for trading on a U.S. national securities exchange or through the Nasdaq National Market System or the distributed securities have a Standard & Poor's GICS sector classification that is different from the GICS sector classifications represented in the Pharmaceutical HOLDRS at the time of the distribution. In addition, if the issuer of underlying securities offers rights to acquire additional underlying securities or other securities, the rights may be distributed to you, may be disposed of for your benefit or may lapse.

                    There may be a delay between the time any cash or other distribution is received by the trustee with respect to the underlying securities and the time such cash or other distributions are distributed to you. In addition, you are not entitled to any interest on any distribution by reason of any delay in distribution by the trustee. If any tax or other governmental charge becomes due with respect to Pharmaceutical HOLDRS or any underlying securities, you will be responsible for paying that tax or governmental charge.

                    If you wish to participate in a tender offer for any of the underlying securities, or any form of stock repurchase program by an issuer of an underlying security, you must surrender your Pharmaceutical HOLDRS (and pay the applicable fees and expenses) and receive all of your underlying securities in exchange for your Pharmaceutical HOLDRS. For specific information about obtaining your underlying securities, you should read the discussion under the caption "Description of the Depositary Trust Agreement--Withdrawal of underlying securities."

Ownership rights in
 fractional shares
 in the underlying
 securities ........As a result of distributions of securities by companies included in the Pharmaceutical HOLDRS or other corporate events, such as mergers, a Pharmaceutical HOLDR may represent an interest in a fractional share of an underlying security. You are entitled to receive distributions proportionate to your fractional shares.

                    In addition, you are entitled to receive proxy materials and other shareholder communications and you are entitled to exercise voting rights proportionate to your fractional shares. The trustee will aggregate the votes of all of the share fractions represented by Pharmaceutical HOLDRS and will vote the largest possible number of whole shares. If, after aggregation, there is a fractional remainder, this fraction will be ignored, because the issuer will only recognize whole share votes. For example, if 100,001 round-lots of 100 Pharmaceutical HOLDRS are outstanding and each round-lot of 100 Pharmaceutical HOLDRS represents 1.75 shares of an underlying security, there will be 175,001.75 votes of the underlying security represented by Pharmaceutical HOLDRS. If holders of 50,000 round-lots of 100 Pharmaceutical HOLDRS vote their underlying securities "yes" and holders of 50,001 round-lots of 100 Pharmaceutical HOLDRS vote their underlying securities "no", there will be 87,500 affirmative votes and 87,501.75 negative votes. The trustee will ignore the .75 negative votes and will deliver to the issuer 87,500 affirmative votes and 87,501 negative votes.

Reconstitution
 events ............The depositary trust agreement provides for the automatic distribution of underlying securities from the Pharmaceutical HOLDRS to you in the following four circumstances:

                    A. If an issuer of underlying securities no longer has a class of securities registered under section 12 of the Securities Exchange Act of 1934, then the trustee will distribute the shares of that company to the owners of the Pharmaceutical HOLDRS.

                    B. If the SEC finds that an issuer of underlying securities should be registered as an investment company under the Investment Company Act of 1940, and the trustee has actual knowledge of the SEC finding, then its securities will no longer be an underlying security and the trustee will distribute the shares of that company to the owners of the Pharmaceutical HOLDRS.

                    C. If the underlying securities of an issuer cease to be outstanding as a result of a merger, consolidation, or other corporate combination or other event, the trustee will distribute the consideration paid by and received from the acquiring company or the securities received in exchange for the securities of the underlying issuer whose securities cease to be outstanding to the beneficial owners of Pharmaceutical HOLDRS, only if the distributed securities have a different Standard & Poor's GICS sector classification than any of the underlying securities represented in the Pharmaceutical HOLDRS at the time of the distribution or exchange or if the securities received are not listed for trading on a U.S. national securities exchange or through the Nasdaq National Market System. In any other case, the additional securities received will be deposited into the trust.

                    D. If an issuer's underlying securities are delisted from trading on a U.S. national securities exchange or through the Nasdaq National Market System and are not listed for trading on another U.S. national securities exchange or through the Nasdaq National Market System within five business days from the date the securities are delisted.

                    To the extent a distribution of underlying securities from the Pharmaceutical HOLDRS is required as a result of a reconstitution event, the trustee will deliver the underlying security to you as promptly as practicable after the date that the trustee has knowledge of the occurrence of a reconstitution event.

                    In addition, securities of a new company will be added to the Pharmaceutical HOLDRS, as a result of a distribution of securities by an underlying issuer or where a corporate event occurs, or where the securities of an underlying issuer are exchanged for the securities of another company, unless the securities received have a Standard & Poor's GICS sector classification that is different from the GICS sector classification of any other security then included in the Pharmaceutical HOLDRS or are not listed for trading on a U.S. national securities exchange or through the Nasdaq National Market System.

                    It is anticipated, as a result of the broadly defined Standard & Poor's GICS sectors, that most distributions or exchanges of securities will result in the inclusion of new securities in Pharmaceutical HOLDRS. The trustee will review the Standard & Poor's GICS sector classifications of securities to determine whether securities received as a result of a distribution by an underlying issuer or as consideration for securities included in the Pharmaceutical HOLDRS or distributed to you.

Standard & Poor's
 sector
 classifications ...Standard & Poor's Corporation is an independent source of market information that, among other things, maintains the Global Industry Classification Standard, referred to herein as "GICS," which classifies the securities of public companies into various sector classifications based upon GICS sectors, which are derived from its own criteria. The GICS classification standards were exclusively effective as of January 2, 2002. There are 10 Standard & Poor's GICS sectors and each class of publicly traded securities of a company is given only one GICS sector classification. The securities included in the Pharmaceutical HOLDRS are currently represented in the Health Care GICS sector. The Standard & Poor's GICS sector classifications of the securities included in the Pharmaceutical HOLDRS may change over time if the companies that issued these securities change their focus of operations or if Standard & Poor's alters the criteria it uses to determine GICS sectors, or both.

Termination
 events............ A.  The Pharmaceutical HOLDRS are delisted from the American
                        Stock Exchange and are not listed for trading on another U.S. national securities exchange or through the Nasdaq National Market System within five business days from the date the Pharmaceutical HOLDRS are delisted.

                    B. The trustee resigns and no successor trustee is appointed within 60 days from the date the trustee provides notice to Merrill Lynch, Pierce, Fenner & Smith, Incorporated, as initial depositor, of its intent to resign.

                    C. Beneficial owners of at least 75% of outstanding Pharmaceutical HOLDRS vote to dissolve and liquidate the trust.

                    If a termination event occurs, the trustee will distribute the underlying securities as promptly as practicable after the termination event.

                    Upon termination of the depositary trust agreement and prior to distributing the underlying securities to you, the trustee will charge you a cancellation fee of up to $10.00 per round-lot of 100 Pharmaceutical HOLDRS surrendered, along with any taxes or other governmental changes, if any.

United States
 Federal income
 tax
 consequences ......The United States federal income tax laws will treat a U.S.
                    holder of Pharmaceutical HOLDRS as directly owning the underlying securities. The Pharmaceutical HOLDRS themselves will not result in any United States federal income tax consequences separate from the tax consequences associated with ownership of the underlying securities.


Listing ............The Pharmaceutical HOLDRS are listed on the American Stock
                    Exchange under the symbol "PPH". On February 15, 2006, the last reported sale price of Pharmaceutical HOLDRS on the American Stock Exchange was $71.95.

                    Investors are only able to acquire, hold, transfer and surrender a round-lot of 100 Pharmaceutical HOLDRS. Bid and ask prices, however, are quoted per single Pharmaceutical HOLDRS.

Clearance and
 settlement ........Pharmaceutical HOLDRS have been issued only in book-entry form. Pharmaceutical HOLDRS are evidenced by one or more global certificates that the trustee has deposited with The Depository Trust Company, referred to as DTC. Transfers within DTC will be in accordance with DTC's usual rules and operating procedures. For further information see "Description of Pharmaceutical HOLDRS."

                                    THE TRUST

     General. This discussion highlights information about the Pharmaceutical HOLDRS trust. You should read this information, information about the depositary trust agreement, as well as the depositary trust agreement and the amendment to the depositary trust agreement before you purchase Pharmaceutical HOLDRS. The material terms of the depositary trust agreement are described in this prospectus under the heading "Description of the Depositary Trust Agreement."

     The Pharmaceutical HOLDRS trust. The trust was formed pursuant to the depositary trust agreement, dated as of January 24, 2000. The depositary trust agreement was amended on November 22, 2000. The Bank of New York is the trustee. The Pharmaceutical HOLDRS trust is not a registered investment company under the Investment Company Act of 1940.

     The Pharmaceutical HOLDRS trust is intended to hold deposited shares for the benefit of owners of Pharmaceutical HOLDRS. The trustee will perform only administrative and ministerial acts. The property of the trust consists of the underlying securities and all monies or other property, if any, received by the trustee. The trust will terminate on December 31, 2040 or earlier if a termination event occurs.

                      DESCRIPTION OF PHARMACEUTICAL HOLDRS

     The trust has issued Pharmaceutical HOLDRS under the depositary trust agreement described in this prospectus under the heading "Description of the Depositary Trust Agreement." The trust may issue additional Pharmaceutical HOLDRS on a continuous basis when an investor deposits the requisite underlying securities with the trustee.

     You may only acquire, hold, trade and surrender Pharmaceutical HOLDRS in a round-lot of 100 Pharmaceutical HOLDRS and round-lot multiples. The trust will only issue Pharmaceutical HOLDRS upon the deposit of the whole shares of underlying securities that are represented by a round-lot of 100 Pharmaceutical HOLDRS. In the event of a stock split, reverse stock split or other distribution by the issuer of an underlying security that results in a fractional share becoming represented by a round-lot of Pharmaceutical HOLDRS, the trust may require a minimum of more than one round-lot of 100 Pharmaceutical HOLDRS for an issuance so that the trust will always receive whole share amounts for issuance of Pharmaceutical HOLDRS.

     Pharmaceutical HOLDRS will represent your individual and undivided beneficial ownership interest in the common stock of the specified underlying securities. The companies selected as part of this receipt program are listed above in the section entitled "Highlights of Pharmaceutical HOLDRS--The Pharmaceutical HOLDRS."

     Beneficial owners of Pharmaceutical HOLDRS will have the same rights and privileges as they would have if they beneficially owned the underlying securities in "street name" outside of the trust. These include the right of investors to instruct the trustee to vote the common stock, and to receive dividends and other distributions on the underlying securities, if any are declared and paid to the trustee by an issuer of an underlying security, as well as the right to cancel Pharmaceutical HOLDRS to receive the underlying securities. See "Description of the Depositary Trust Agreement." Pharmaceutical HOLDRS are not intended to change your beneficial ownership in the underlying securities under federal securities laws, including sections 13(d) and 16(a) of the Securities Exchange Act of 1934.

     The trust will not publish or otherwise calculate the aggregate value of the underlying securities represented by a receipt. Pharmaceutical HOLDRS may trade in the secondary market at prices that are lower than the aggregate value of the corresponding underlying securities. If, in such case, an owner of Pharmaceutical HOLDRS wishes to realize the dollar value of the underlying securities, that owner will have to cancel the Pharmaceutical HOLDRS. Such cancellation will require payment of fees and expenses as described in "Description of the Depositary Trust Agreement--Withdrawal of underlying securities."

     Pharmaceutical HOLDRS are evidenced by one or more global certificates that the trustee has deposited with DTC and registered in the name of Cede & Co., as nominee for DTC. Pharmaceutical HOLDRS are available only in book-entry form. Owners of Pharmaceutical HOLDRS hold their Pharmaceutical HOLDRS through DTC, if they are participants in DTC, or indirectly through entities that are participants in DTC.

                    DESCRIPTION OF THE UNDERLYING SECURITIES

     Selection criteria. The underlying securities are the common stocks of a group of specified companies that, at the time of selection, were involved in various segments of the pharmaceutical industry and whose common stock is registered under section 12 of the Securities Exchange Act. The issuers of the underlying securities were, at the time of selection, among the largest capitalized and most liquid companies in the pharmaceutical industry as measured by market capitalization and trading volume.

     The Pharmaceutical HOLDRS may no longer consist exclusively of securities issued by companies involved in the pharmaceutical industry. Merrill Lynch, Pierce, Fenner & Smith Incorporated will determine, in its sole discretion, whether the issuer of a particular underlying security remains in the pharmaceutical industry and will undertake to make adequate disclosures when necessary.

     Underlying securities. For a list of the underlying securities represented by Pharmaceutical HOLDRS, please refer to "Highlights of Pharmaceutical HOLDRS--The Pharmaceutical HOLDRS." If the underlying securities change because of a reconstitution event, a distribution of securities by an underlying issuer or other event, a revised list of underlying securities will be set forth in a prospectus supplement and filed with the SEC on a periodic basis.

     No investigation. The trust, the trustee and Merrill Lynch, Pierce, Fenner & Smith Incorporated and any affiliate of these entities, have not performed any investigation or review of the selected companies, including the public filings by the companies. Accordingly, before you acquire Pharmaceutical HOLDRS, you should consider publicly available financial and other information about the issuers of the underlying securities. See "Risk Factors" and "Where You Can Find More Information." Investors and market participants should not conclude that the inclusion of a company in the list is any form of investment recommendation of that company by the trust, the trustee, Merrill Lynch, Pierce, Fenner & Smith Incorporated, and any of their affiliates.

     General background and historical information. For a brief description of the business of each of the issuers of the underlying securities and monthly pricing information showing the historical performance of each underlying issuer's securities see "Annex A."

     The following table sets forth the composite performance of all of the 20 underlying securities represented by a single Pharmaceutical HOLDR, measured at the close of the business day on June 25, 1998, and thereafter as of the end of each month through February 14, 2006. The following graph sets forth such performance at the close of each business day during the same period. The performance table and graph data are adjusted for any splits that may have occurred over the measurement period. Past movements of the underlying securities are not necessarily indicative of future values.




                     Closing                        Closing                     Closing                     Closing
                     --------                       --------                    --------                    -------
      1998            Price          2000            Price         2002          Price         2004          Price
      ----            -----          ----            -----         ----          -----         ----          -----

June 25.......         82.23    January 31.....       87.74    January 31..       95.41    January 30..       80.03
June 30.......         81.53    February 29....       76.29    February 28.       95.88    February 27.       80.73
July 31.......         81.40    March 31.......       80.58    March 28....       93.98    March 31....       75.50
August 31.....         73.07    April 28.......       89.17    April 30....       85.85    April 30....       79.06
September 30..         82.36    May 31.........       94.45    May 31......       83.44    May 28......       78.96
October 30....         84.80    June 30........      103.47    June 28.....       75.39    June 30.....       77.80
November 30...         90.57    July 31........       95.68    July 31.....       72.50    July 30.....       73.64
December 31...         94.71    August 31......       92.70    August 30...       73.60    August 31...       74.58
                                September 29...       99.02    September 30       68.08    September 30       70.87
                                October 31.....      104.87    October 31..       73.64    October 29..       69.71
                                November 30....      109.09    November 29.       77.21    November 30.       68.41
                                December 29....      111.41    December 31.       72.97    December  31       72.33

                     Closing                        Closing        2003         Closing        2005
                     --------                       --------       ----         --------       ----
      1999            Price          2001            Price                       Price
      ----            -----          ----            -----                       -----

January 29....         95.29    January 31.....      101.55    January 31..       71.89    January 31..       68.23
February 26...         97.74    February 28....      101.58    February 28.       69.91    February 28.       71.51
March 31......        100.02    March 30.......       93.77    March 31....       72.89    March 31....       71.50
April 30......         91.22    April 30.......       97.04    April 30....       75.41    April 29....       74.45
May 28........         87.98    May 31.........       98.81    May 30......       75.35    May 31......       73.80
June 30.......         92.13    June 29........       92.74    June 30.....       79.25    June 30.....       72.81
July 30.......         85.60    July 31........       99.19    July 31.....       75.92    July 29.....       72.18
August 31.....         90.24    August 31......       94.83    August 29...       73.18    August 31...       70.98
September 30..         83.32    September 28...       97.23    September 30       73.66    September 30       69.76
October 29....         94.90    October 31.....       97.43    October 31..       73.28    October 31..       66.59
November 30...         93.24    November 30....      100.75    November 28.       73.77    November 30.       65.48
December 31...         82.48    December 31....       96.82    December 31.       78.62    December 30        68.96

2006                Closing
----                -------
                     Price
                     -----
January 31             70.90
February 14            71.35





                                [GRAPHIC OMITTED]

                  DESCRIPTION OF THE DEPOSITARY TRUST AGREEMENT

     General. The depositary trust agreement, dated as of January 24, 2000, among Merrill Lynch, Pierce, Fenner & Smith Incorporated, The Bank of New York, as trustee, other depositors and the owners of the Pharmaceutical HOLDRS, provides that Pharmaceutical HOLDRS will represent an owner's undivided beneficial ownership interest in the common stock of the underlying companies. The depositary trust agreement was amended on November 22, 2000 to modify the reconstitution events, described below.

     The trustee. The Bank of New York serves as trustee for the Pharmaceutical HOLDRS. The Bank of New York, which was founded in 1784, was New York's first bank and is the oldest bank in the country still operating under its original name. The Bank is a state-chartered New York banking corporation and a member of the Federal Reserve System. The Bank conducts a national and international wholesale banking business and a retail banking business in the New York City, New Jersey and Connecticut areas, and provides a comprehensive range of corporate and personal trust, securities processing and investment services.

     Issuance, transfer and surrender of Pharmaceutical HOLDRS. You may create and cancel Pharmaceutical HOLDRS only in round-lots of 100 Pharmaceutical HOLDRS. You may create Pharmaceutical HOLDRS by delivering to the trustee the requisite underlying securities. The trust will only issue Pharmaceutical HOLDRS upon the deposit of the whole shares represented by a round-lot of 100 Pharmaceutical HOLDRS. In the event that a fractional share comes to be represented by a round-lot of Pharmaceutical HOLDRS, the trust may require a minimum of more than one round-lot of 100 Pharmaceutical HOLDRS for an issuance so that the trust will always receive whole share amounts for issuance of Pharmaceutical HOLDRS. Similarly, you must surrender Pharmaceutical HOLDRS in integral multiples of 100 Pharmaceutical HOLDRS to withdraw deposited shares from the trust. The trustee will not deliver fractional shares of underlying securities, and to the extent that any cancellation of Pharmaceutical HOLDRS would otherwise require the delivery of fractional shares, the trust will deliver cash in lieu of such shares. You may request withdrawal of your deposited shares during the trustee's normal business hours. The trustee expects that in most cases it will deliver your deposited shares within one business day of your withdrawal request.

     Voting rights. You will receive proxy soliciting materials provided by issuers of the deposited shares so as to permit you to give the trustee instructions as to how to vote on matters to be considered at any annual or special meetings held by issuers of the underlying securities.

     Under the depositary trust agreement, any beneficial owner of Pharmaceutical HOLDRS, other than Merrill Lynch, Pierce, Fenner & Smith Incorporated owning Pharmaceutical HOLDRS for its own proprietary account as principal, will have the right to vote to dissolve and liquidate the trust.

     Distributions. You will be entitled to receive, net of trustee fees, distributions of cash, including dividends, securities or property, if any, made with respect to the underlying securities. The trustee will use its reasonable efforts to ensure that it distributes these distributions as promptly as practicable after the date on which it receives the distribution. Therefore, you may receive your distributions substantially later than you would have had you held the underlying securities directly. Any distributions of securities by an issuer of underlying securities will be deposited into the trust and will become part of the Pharmaceutical HOLDRS unless such securities are not listed for trading on a U.S. national securities exchange or through the Nasdaq National Market System or such securities have a different Standard & Poor's GICS sector classification than any of the underlying securities in the Pharmaceutical HOLDRS at the time of the distribution of such securities. In addition, if the issuer of underlying securities offers rights to acquire additional underlying securities or other securities, the rights will be distributed to you through the trustee, if practicable, and if the rights and the securities that those rights relate to are exempt from registration or are registered under the Securities Act of 1933. Otherwise, if practicable, the rights will be disposed of and the net proceeds distributed to you by the trustee. In all other cases, the rights will lapse.

     You will be obligated to pay any tax or other charge that may become due with respect to Pharmaceutical HOLDRS. The trustee may deduct the amount of any tax or other governmental charge from a distribution before making payment to you. In addition, the trustee will deduct its quarterly custody fee of $2.00 for each round-lot of 100 Pharmaceutical HOLDRS from quarterly dividends, if any, paid to the trustee by the issuers of the underlying securities. With respect to the aggregate custody fee payable in any calendar year for each Pharmaceutical HOLDR, the trustee will waive that portion of the fee which exceeds the total cash dividends and other cash distributions received, or to be received, and payable with respect to such calendar year.

     Reconstitution events. The depositary trust agreement provides for the automatic distribution of underlying securities from the Pharmaceutical HOLDRS to you in the following four circumstances:

     A. If an issuer of underlying securities no longer has a class of common stock registered under section 12 of the Securities Exchange Act of 1934, then its securities will no longer be an underlying security and the trustee will distribute the shares of that company to the owners of the Pharmaceutical HOLDRS.

     B. If the SEC finds that an issuer of underlying securities should be registered as an investment company under the Investment Company Act of 1940, and the trustee has actual knowledge of the SEC finding, then the trustee will distribute the shares of that company to the owners of the Pharmaceutical HOLDRS.

     C. If the underlying securities of an issuer cease to be outstanding as a result of a merger, consolidation, corporate combination or other event, the trustee will distribute the consideration paid by and received from the acquiring company to the beneficial owners of Pharmaceutical HOLDRS, only if the distributed securities have a different Standard & Poor's GICS sector classification than any of the underlying securities represented in the Pharmaceutical HOLDRS at the time of the distribution or exchange or if the securities received are not listed for trading on a U.S. national securities exchange or through the NASDAQ National Market System. In any other case, the additional securities received as consideration will be deposited into the trust.

     D. If an issuer's underlying securities are delisted from trading on a U.S. national securities exchange or through the Nasdaq National Market System and are not listed for trading on another U.S. national securities exchange or through the Nasdaq National Market System within five business days from the date such securities are delisted.

     To the extent a distribution of underlying securities is required as a result of a reconstitution event, the trustee will deliver the underlying security to you as promptly as practicable after the date that the trustee has knowledge of the occurrence of a reconstitution event.

     As provided in the depositary trust agreement, securities of a new company will be added to the Pharmaceutical HOLDRS, as a result of a distribution of securities by an underlying issuer or where an event occurs, such as a merger, where the securities of an underlying issuer are exchanged for the securities of another company, unless the securities received have a different Standard & Poor's GICS sector classification than the underlying securities represented in the Pharmaceutical HOLDRS or if the securities received are not listed for trading on a U.S. national securities exchange or through the Nasdaq National Market System.

     This will also apply if ANDRX Corporation converts the Cybear Group tracking stock into another class of securities of ANDRX Corporation or one of its subsidiaries.

     It is anticipated, as a result of the broadly defined GICS sectors, that most distributions or exchanges of securities will result in the inclusion of new securities in the Pharmaceutical HOLDRS. The trustee will review the Standard & Poor's GICS sector classifications of securities to determine whether securities received as a result of a distribution by an underlying issuer or as consideration for securities included in the Pharmaceutical HOLDRS will be distributed from the Pharmaceutical HOLDRS to you.

     Standard & Poor's sector classifications. Standard & Poor's Corporation is an independent source of market information that, among other things, maintains the Global Industry Classification Standard, which classifies the securities of public companies into various sector classifications based upon GICS sectors, which are derived from its own criteria. The GICS classification standards were exclusively effective on January 2, 2002. There are 10 Standard & Poor's GICS sectors and each class of publicly traded securities of a company is given only one

GICS sector. The securities included in the Pharmaceutical HOLDRS are currently represented in the Health Care GICS sector. The Standard & Poor's GICS sector classifications of the securities included in the Pharmaceutical HOLDRS may change over time if the companies that issued these securities change their focus of operations or if Standard & Poor's alters the criteria it uses to determine GICS sectors, or both.

     Record dates. With respect to dividend payments and voting instructions, the trustee expects to fix the trust's record dates as close as possible to the record date fixed by the issuer of the underlying securities.

     Shareholder communications. The trustee promptly will forward to you all shareholder communications that it receives from issuers of the underlying securities.

     Withdrawal of underlying securities. You may surrender your Pharmaceutical HOLDRS and receive underlying securities during the trustee's normal business hours and upon the payment of applicable fees, taxes or governmental charges, if any. You should receive your underlying securities no later than the business day after the trustee receives your request. If you surrender Pharmaceutical HOLDRS in order to receive underlying securities, you will pay to the trustee a cancellation fee of up to $10.00 per round-lot of 100 Pharmaceutical HOLDRS.

     Further issuances of Pharmaceutical HOLDRS. The depositary trust agreement provides for further issuances of Pharmaceutical HOLDRS on a continuous basis without your consent.

     Termination of the trust. The trust will terminate if the trustee resigns and no successor trustee is appointed by Merrill Lynch, Pierce, Fenner & Smith Incorporated, as initial depositor, within 60 days from the date the trustee provides notice to the initial depositor of its intent to resign. Upon termination, the beneficial owners of Pharmaceutical HOLDRS will surrender their Pharmaceutical HOLDRS as provided in the depositary trust agreement, including payment of any fees of the trustee or applicable taxes or governmental charges due in connection with delivery to the owners of the underlying securities. The trust also will terminate if Pharmaceutical HOLDRS are delisted from the American Stock Exchange and are not listed for trading on another U.S. national securities exchange or through the Nasdaq National Market System within five business days from the date the Pharmaceutical HOLDRS are delisted. Finally, the trust will terminate if 75% of the owners of outstanding Pharmaceutical HOLDRS, other than Merrill Lynch, Pierce, Fenner & Smith Incorporated, vote to dissolve and liquidate the trust.

     If a termination event occurs, the trustee will distribute the underlying securities to you as promptly as practicable after the termination event occurs.

     Amendment of the depositary trust agreement. The trustee and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as initial depositor, may amend any provisions of the depositary trust agreement without the consent of any other depositor or any of the owners of the Pharmaceutical HOLDRS. Promptly after the execution of any amendment to the agreement, the trustee must furnish or cause to be furnished written notification of the substance of the amendment to each owner of Pharmaceutical HOLDRS. Any amendment that imposes or increases any fees or charges, subject to exceptions, or that otherwise prejudices any substantial existing right of the owners of Pharmaceutical HOLDRS will not become effective until 30 days after notice of the amendment is given to the owners of Pharmaceutical HOLDRS.

     Issuance and cancellation fees. If you wish to create Pharmaceutical HOLDRS by delivering to the trust the requisite underlying securities, the trustee will charge you an issuance fee of up to $10.00 for each round-lot of 100 Pharmaceutical HOLDRS. If you wish to cancel your Pharmaceutical HOLDRS and withdraw your underlying securities, the trustee will charge you a cancellation fee of up to $10.00 for each round-lot of 100 Pharmaceutical HOLDRS issued. The trustee may negotiate either of these fees depending on the volume, frequency and size of the issuance or cancellation transactions.

     Commissions. If you choose to create Pharmaceutical HOLDRS, you will be responsible for paying any sales commissions associated with your purchase of the underlying securities that is charged by your broker, whether it be Merrill Lynch, Pierce, Fenner & Smith Incorporated or another broker, in addition to the issuance fee described above.

     Custody fees. The Bank of New York, as trustee and as custodian, will charge you a quarterly custody fee of $2.00 for each round-lot of 100 Pharmaceutical HOLDRS to be deducted from any dividend payments or other cash distributions on underlying securities received by the trustee. With respect to the aggregate custody fee payable in any calendar year for each Pharmaceutical HOLDR, the Trustee will waive that portion of the fee which exceeds the total cash dividends and other cash distributions received, or to be received, and payable with respect to such calendar year. The trustee cannot recapture unpaid custody fees from prior years.

     Address of the trustee. The Bank of New York, ADR Department, 101 Barclay Street, New York, New York 10286.

     Governing law. The depositary trust agreement and the Pharmaceutical HOLDRS are governed by the laws of the State of New York. The trustee will provide the depositary trust agreement to any owner of the underlying securities free of charge upon written request.

     Duties and immunities of the trustee. The trustee assumes no responsibility or liability for, and makes no representations as to, the validity or sufficiency, or as to the accuracy of the recitals, if any, set forth in the Pharmaceutical HOLDRS.

     The trustee has undertaken to perform only those duties as are specifically set forth in the depositary trust agreement. Subject to the preceding sentence, the trustee is liable for its own negligence or misconduct except for good faith errors in judgment so long as the trustee is not negligent in ascertaining the relevant facts.

                  UNITED STATES FEDERAL INCOME TAX CONSEQUENCES


     General


     The following discussion represents the opinion of Shearman & Sterling LLP, our special U.S. federal income tax counsel, as to the principal U.S. federal income tax consequences relating to the Pharmaceutical HOLDRS for:

     o    an individual who is a citizen or resident of the United States;

     o a corporation (or an entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States or any state thereon or the District of Columbia;

     o an estate, the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source;

     o a trust if either (i) it is subject to the primary supervision of a U.S. court and one or more U.S. persons have the authority to control all substantial decisions of the trust or (ii) it has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person (a "U.S. receipt holder"); and


     o any individual, corporation, estate or trust that is not a U.S. receipt holder (a "non-U.S. receipt holder").

     If a partnership (or an entity treated as a partnership for U.S. federal income tax purposes) holds Pharmaceutical HOLDRS, the tax treatment of the partnership and each partner will generally depend on the status of the partner and the activities of the partnership. Partnerships acquiring Pharmaceutical HOLDRS, and partners in such partnerships, should consult their tax advisors.

     This discussion is based upon laws, regulations, rulings and decisions currently in effect, all of which are subject to change or differing interpretations, possibly on a retroactive basis. The discussion does not deal with all U.S. federal income tax consequences applicable to all categories of investors, some of which may be subject to special rules, such as (without limitation) tax-exempt entities, banks, dealers in securities, U.S. receipt holders whose functional currency is not the U.S. dollar, investors who acquire or hold any Pharmaceutical HOLDRS as part of a conversion, straddle or other hedging transaction, certain former citizens and residents of the United States and persons subject to the alternative minimum tax.. In addition, this discussion generally is limited to investors who will hold the Pharmaceutical HOLDRS as "capital assets" (generally, property held for investment) within the meaning of section 1221 of the Internal Revenue Code of 1986, as amended (the "Code"). Moreover, this discussion does not address Europe 2001 held by a partnership or other flow through entity. We recommend that you consult with your own tax advisor with regard to the application of the U.S. federal income tax laws to your particular situation as well as any tax consequences arising under the laws of any state, local or non-U.S. jurisdiction.

     Taxation of the trust


     The trust will provide for flow through tax consequences as it will be treated as a grantor trust or custodial arrangement for U.S. federal income tax purposes.

     Taxation of Pharmaceutical HOLDRS


     A receipt holder purchasing and owning Pharmaceutical HOLDRS will be treated, for U.S. federal income tax purposes, as directly owning a proportionate share of the underlying securities represented by Pharmaceutical HOLDRS. Consequently, if there is a taxable cash distribution on an underlying security, a holder will recognize income with respect to the distribution at the time the distribution is received by the trustee, not at the time that the holder receives the cash distribution from the trustee.

     Qualified dividend income received in respect of Pharmaceutical HOLDRS by U.S. receipt holders who are individuals, trusts and estates will be eligible for U.S. federal income taxation at preferential rates. Qualified dividend income includes dividends received from domestic corporations and "qualified foreign corporations," as such term is defined below under "Special considerations with respect to underlying securities of foreign issuers." In order for such dividends to qualify for the preferential rates, specific minimum holding period requirements must be met, and for this purpose, a U.S. receipt holder's holding period with respect to an underlying security may be tolled for any period in which such holder has diminished its risk of loss in respect of such security by (for example) entering into a hedging transaction. Special rules apply to a U.S. receipt holder who leverages its investment in Pharmaceutical HOLDRS. U.S. receipt holders that are corporations may be eligible for a dividend-received deduction in respect of dividends received from domestic corporations.

     A receipt holder will determine its initial tax basis in each of the underlying securities by allocating the purchase price for the Pharmaceutical HOLDRS among the underlying securities based on their relative fair market values at the time of purchase. Similarly, when a holder sells a receipt, it will determine the amount realized with respect to each security by allocating the sales price among the underlying securities based on their relative fair market values at the time of sale. A holder's gain or loss with respect to each security will be computed by subtracting its adjusted basis in the security from the amount realized on the security. With respect to purchases of Pharmaceutical HOLDRS for cash in the secondary market, a receipt holder's aggregate tax basis in each of the underlying securities will be equal to the purchase price of the Pharmaceutical HOLDRS. Similarly, with respect to sales of Pharmaceutical HOLDRS for cash in the secondary market, the amount realized with respect to a sale of Pharmaceutical HOLDRS will be equal to the aggregate amount realized with respect to each of the underlying securities.

     The distribution of any securities by the trust upon the surrender of Pharmaceutical HOLDRS, the occurrence of a reconstitution event, or a termination event will not be a taxable event, except to the extent that cash is distributed in lieu of fractional shares. Gain or loss with respect to fractional shares shall be computed by allocating a portion of the aggregate tax basis of the distributed securities to such fractional shares. The receipt holder's aggregate tax basis with respect to the distributed securities will be the same as when held through the trust, less any tax basis allocated to fractional shares. The receipt holder's holding period with respect to the distributed securities will include the period that the holder held the securities through the trust.

     Brokerage fees and custodian fees

     The brokerage fee incurred in purchasing a receipt will be treated as part of the cost of the underlying securities. Accordingly, a holder includes this fee in its tax basis in the underlying securities. A holder will allocate the brokerage fee among the underlying securities using either a fair market value allocation or pro rata based on the number of shares of each underlying security. Similarly, the brokerage fee incurred in selling Pharmaceutical HOLDRS will reduce the amount realized with respect to the underlying securities.

     A holder will be required to include in its income the full amount of dividends paid on the underlying securities, even though the depositary trust agreement provides that the custodian fees will be deducted directly from any dividends paid. These custodian fees will be treated as an expense incurred in connection with a holder's investment in the underlying securities and may be deductible. If a holder is an individual, estate or trust, however, the deduction of its share of custodian fees will be a miscellaneous itemized deduction that may be disallowed in whole or in part.

     Special considerations with respect to underlying securities of foreign issuers

     If any of the underlying securities are securities of foreign issuers, the gross amount of any taxable cash distribution will not be eligible for the dividends received deduction generally allowed to corporate U.S. receipt holders.

     As discussed above, dividends received by certain U.S. receipt holders from an issuer of underlying securities that is a "qualified foreign corporation" will be eligible for U.S. federal income taxation at preferential rates. A qualified foreign corporation includes:

     o a foreign corporation that is eligible for the benefits of a comprehensive U.S. income tax treaty, which the Secretary of the Treasury determines to be satisfactory and that includes an exchange of information program,

     o a foreign corporation if the stock to which the dividend is paid is readily tradable on an established market in the United States, and

     o    a corporation that is incorporated in a possession of the United
          States

               but will not include:

     o    a passive foreign investment company (as defined below),

     o a foreign personal holding company (as specially defined in the Code), or

     o    a foreign investment company (as specially defined in the Code).


     The foreign personal holding company rules and the foreign investment company rules have generally been repealed for taxable years of foreign corporations beginning after December 31, 2004.


     If a foreign issuer pays a dividend in a currency other than in U.S. dollars, the amount of the dividend for U.S. federal income tax purposes will be the U.S. dollar value (determined at the spot rate on the date of the payment) regardless of whether the payment is later converted into U.S. dollars. In this case, the U.S. receipt holder may recognize ordinary income or loss as a result of currency fluctuations between the date on which the dividend is paid and the date the dividend amount is converted into U.S. dollars.


     Subject to certain conditions and limitations, any foreign tax withheld on dividends may be deducted from taxable income or credited against a U.S. receipt holder's U.S. federal income tax liability. The limitation on foreign taxes eligible for the U.S. foreign tax credit is calculated separately with respect to specific classes of income. For this purpose, dividends distributed by a foreign issuer generally will constitute "passive income" or, in the case of some U.S. holders, "financial services income." For taxable years beginning after December 31, 2006, the number of specific classes of income for which a separate limitation on foreign taxes eligible for the U.S. foreign tax credit is calculated will be reduced to two types of income, "passive income" and "general income." In addition, dividends distributed by a foreign issuer that constitutes "financial services income" with respect to a U.S. Holder will be treated as constituting "general income." For purposes of the U.S. foreign tax credit limitation, dividends received by a U.S. receipt holder with respect to an underlying security of a foreign issuer generally will be treated as foreign source income while any gain or loss recognized from the sale of such security generally will be treated as from sources within the United States. The rules relating to the determination of the foreign tax credit are complex and we recommend that U.S. receipt holders consult their own tax advisors to determine whether and to what extent a credit would be available.

     Dividends and distributions made by a foreign issuer may be subject to a foreign withholding tax. Some foreign issuers may make arrangements through which holders of their American depositary shares or global shares can apply for a refund of withheld taxes. With respect to these issuers, holders of Pharmaceutical HOLDRS may be able to use these arrangements to apply for a refund of withheld taxes. In some cases, however, the holders of Pharmaceutical HOLDRS may have to independently apply to a foreign tax authority for a refund of withheld taxes.

     Additionally, special U.S. federal income tax rules apply to U.S. persons owning shares of a "passive foreign investment company" (a "PFIC"). The Initial Depositor is not aware that any of the foreign issuers of the underlying securities is currently a PFIC, although no assurances can be made that the applicable tax law or other relevant circumstances will not change in a manner which affects the PFIC determination. The Initial Depositor will notify the trustee, who in turn will notify the receipt holders, if it becomes aware that any of the foreign issuers is a PFIC. A foreign corporation generally will be classified as a PFIC for U.S. federal income tax purposes in any taxable year in which, after applying relevant look-through rules, either:

     o    at least 75% of its gross income is "passive income;" or

     o on average at least 50% of the gross value of its assets is attributable to assets that produce "passive income" or are held for the production of passive income.

     Passive income for this purpose generally includes dividends, interest, royalties, rents, and gains from commodities and securities transactions.


     If a corporation were classified as a PFIC, a U.S. receipt holder could be subject to increased tax liability, possibly including an interest charge, upon the sale or other disposition of the Pharmaceutical HOLDRS or of the underlying securities or upon the receipt of "excess distributions." To avoid the interest charge provisions described in the preceding sentence, a U.S. receipt holder can make one of certain elections (to the extent available under specific rules) including an election to be taxed currently on its pro rata portion of the corporation's income, whether or not the income was distributed in the form of dividends or otherwise.

     Non-U.S. receipt holders



     A non-U.S. receipt holder generally will be subject to U.S. withholding tax at a rate of 30% or a lower rate as may be specified by an applicable tax treaty with respect to dividends received on underlying securities of U.S. issuers. A non-U.S. receipt holder who wishes to claim a reduction in withholding under the benefit of an applicable tax treaty must comply with certification requirements. However, if that income is effectively connected with a U.S. trade or business conducted by the holder or, where a tax treaty applies, is attributable to a permanent establishment maintained in the United States by the holder, then those dividends will be exempt from withholding tax, provided the holder complies with applicable certification and disclosure requirements.

     A non-U.S. receipt holder generally will not be subject to U.S. federal income or withholding tax with respect to dividends received on any underlying securities of a foreign issuer, unless that income is effectively connected with a U.S. trade or business conducted by the holder or, where a tax treaty applies, is attributable to a permanent establishment maintained in the United States by the holder.

     With respect to dividends of U.S. and any foreign issuers, a non-U.S. receipt holder's dividends that are effectively connected with a U.S. trade or business or dividends attributable to a permanent establishment, net of relevant deductions and credits, will be subject to U.S. federal income taxation at the same graduated rates applicable to U.S. persons. In addition to this graduated tax, effectively connected dividends or dividends attributable to a permanent establishment received by a corporate non-U.S. receipt holder may also be subject to a branch profits tax at a rate of 30% or a lower rate as may be specified by an applicable tax treaty. Under some circumstances, a corporate non-U.S. receipt holder whose dividends are so effectively connected or attributable shall be entitled to a dividends received deduction equal to 70% or 80% of the amount of the dividend.


     A non-U.S. receipt holder that is eligible for a reduced rate of withholding tax pursuant to a tax treaty may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the Internal Revenue Service.

     A non-U.S. receipt holder generally will not be subject to U.S. federal income or withholding tax with respect to gain recognized upon the sale or other disposition of Pharmaceutical HOLDRS or of the underlying securities unless:

     o that gain is effectively connected with a U.S. trade or business conducted by the holder or, where a tax treaty applies, is attributable to a permanent establishment maintained in the United States by the holder,

     o in the case of any gain realized by an individual non-U.S. receipt holder, the holder is present in the United States for 183 days or more in the taxable year of the sale or other disposition and certain other conditions are met, or


     o the underlying securities issuer is or has been a U.S. real property holding corporation for U.S. federal income tax purposes at any time during the shorter of the five-year period ending on the date of the disposition or the period during which the non-U.S. receipt holder held the common stock of such issuer and (a) the common stock is not considered to be "regularly traded on an established securities market" or (b) the non-U.S. receipt holder owned, actually or constructively, at any time during the shorter of the periods described above, more than 5% of the common stock of such issuer. It is expected that the underlying securities are currently "regularly traded on an established securities market" although no assurances can be made that the securities will continue to be so traded.


     Effectively connected or attributable gains generally will be subject to U.S. federal income taxation at the same graduated rates applicable to U.S. persons, and may, in the case of a corporate non-U.S. receipt holder, also be subject to the branch profits tax. We recommend that non-U.S. receipt holders consult their own tax advisors to determine whether any applicable tax treaties provide for different rules.

     Backup withholding and information reporting


     Information returns will be filed with the Internal Revenue Service in connection with dividend payments made with respect to the underlying securities, or the proceeds of the sale or other disposition of the receipts (or the underlying securities). If you are a non-corporate U.S. receipt holder, you will be subject to U.S. backup withholding tax at the applicable rate on these payments unless you provide your taxpayer identification number to the paying agent and comply with certain certification procedures. If you are a non-U.S. receipt holder, you may have to comply with certification procedures to establish that you are not a U.S. person in order to avoid the information reporting and backup withholding tax requirements. However, payments of dividends to non-U.S. receipt holders will be reported on Internal Revenue Service Form 1042-S even if such payments are not otherwise subject to the information reporting requirements.


     The amount of any backup withholding from a payment to you will be allowed as a credit against your U.S. federal income tax liability and may entitle you to a refund, provided that the required information is furnished to the Internal Revenue Service on a timely basis.

     The preceding discussion does not address all aspects of U.S. federal income taxation that may be relevant in light of a non-U.S. receipt holder's or an issuer's particular facts and circumstances. We recommend that investors consult their own tax advisors.

                              ERISA CONSIDERATIONS

     Any plan fiduciary which proposes to have a plan acquire Pharmaceutical HOLDRS should consult with its counsel with respect to the potential applicability of the prohibited transaction provisions of ERISA and the Internal Revenue Code to this investment, and whether any exemption would be applicable and determine on its own whether all conditions have been satisfied. Moreover, each plan fiduciary should determine whether, under the general fiduciary standards of investment prudence and diversification, an acquisition of Pharmaceutical HOLDRS is appropriate for the plan, taking into account the overall investment policy of the plan and the composition of the plan's investment portfolio.

                              PLAN OF DISTRIBUTION

     In accordance with the depositary trust agreement, the trust issued Pharmaceutical HOLDRS to Merrill Lynch, Pierce, Fenner & Smith Incorporated, and Merrill Lynch, Pierce, Fenner & Smith Incorporated has deposited the underlying securities to receive Pharmaceutical HOLDRS. The trust delivered the initial distribution of Pharmaceutical HOLDRS against deposit of the underlying securities in New York, New York on approximately February 11, 2001.

     Investors who purchase Pharmaceutical HOLDRS through a fee-based brokerage account will pay fees charged by the brokerage account. We recommend that investors review the details of their brokerage accounts for details on applicable charges.

     Merrill Lynch, Pierce, Fenner & Smith Incorporated has from time to time provided investment banking and other financial services to certain of the issuers of the underlying securities and expects in the future to provide these services, for which they have received and will receive customary fees and commissions. Merrill Lynch, Pierce, Fenner & Smith Incorporated also may have served as counterparty in other transactions with certain of the issuers of the underlying securities.

     Merrill Lynch, Pierce, Fenner & Smith Incorporated has used and may continue to use this prospectus, as updated from time to time, in connection with offers and sales related to market-making transactions in the Pharmaceutical HOLDRS. Merrill Lynch, Pierce, Fenner & Smith Incorporated may act as principal or agent in these transactions. Market-making sales will be made at prices related to prevailing market prices at the time of sale.

     Merrill Lynch, Pierce, Fenner & Smith Incorporated has agreed to indemnify the trustee against certain civil liabilities related to acts performed or not performed by the trustee in accordance with the depositary trust agreement or periodic reports filed or not filed with the SEC with respect to the Pharmaceutical HOLDRS. Should a court determine not to enforce the indemnification provision, Merrill Lynch, Pierce, Fenner & Smith Incorporated also has agreed to contribute to payments the trustee may be required to make with respect to these liabilities.

                                  LEGAL MATTERS

     Legal matters, including the validity of the Pharmaceutical HOLDRS, were passed upon for Merrill Lynch, Pierce, Fenner & Smith Incorporated, the initial depositor and the underwriter in connection with the initial offering of the Pharmaceutical HOLDRS, by Shearman & Sterling LLP, New York, New York. Shearman & Sterling LLP, as special U.S. tax counsel to the trust, also rendered an opinion regarding the material U.S. federal income tax consequences relating to the Pharmaceutical HOLDRS.

                       WHERE YOU CAN FIND MORE INFORMATION

     Merrill Lynch, Pierce, Fenner & Smith Incorporated has filed a registration statement on Form S-1 with the SEC covering the Pharmaceutical HOLDRS. While this prospectus is a part of the registration statement, it does not contain all the exhibits filed as part of the registration statement. You should consider reviewing the full text of those exhibits.


     The registration statement is available over the Pharmaceutical at the SEC's Web site at http://www.sec.gov. You also may read and copy the registration statement at the SEC's public reference rooms in Washington, D.C. Please call the SEC at 1-800-SEC-0330 for more information on the public reference rooms and their copy charges. Merrill Lynch, Pierce, Fenner & Smith Incorporated will not file any reports pursuant to the Securities Exchange Act of 1934. The trust will file modified reports pursuant to the Securities Exchange Act of 1934.


     Because the common stock of the issuers of the underlying securities is registered under the Securities Exchange Act of 1934, the issuers of the underlying securities are required to file periodically financial and other information specified by the SEC. For more information about the issuers of the underlying securities, information provided to or filed with the SEC by the issuers of the underlying securities with respect to their registered securities can be inspected at the SEC's public reference facilities or accessed through the SEC's Web site referenced above. In addition, information regarding the issuers of the underlying securities may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated information.

     The trust and Merrill Lynch, Pierce, Fenner & Smith Incorporated and its affiliates are not affiliated with the issuers of the underlying securities, and the issuers of the underlying securities have no obligations with respect to Pharmaceutical HOLDRS. This prospectus relates only to Pharmaceutical HOLDRS and does not relate to the common stock or other securities of the issuers of the underlying securities. The information in this prospectus regarding the issuers of the underlying securities has been derived from the publicly available documents described in the preceding paragraph. We have not participated in the preparation of these documents or made any due diligence inquiries with respect to the issuers of the underlying securities in connection with Pharmaceutical HOLDRS. We make no representation that these publicly available documents or any other publicly available information regarding the issuers of the underlying securities are accurate or complete. Furthermore, we cannot assure you that all events occurring prior to the date of this prospectus, including events that would affect the accuracy or completeness of the publicly available documents described in the preceding paragraph, that would affect the trading price of the common stock of the issuers of the underlying securities, and therefore the offering and trading prices of the Pharmaceutical HOLDRS, have been publicly disclosed.

                                     ANNEX A

              This annex forms an integral part of the prospectus.


     The following tables provide a brief description of the business of each of the issuers of the underlying securities and set forth the split-adjusted closing market prices, as reported on the applicable primary trading market, of each of the underlying securities in each month during 2001, 2002, 2003, 2004 and 2005, through February 14, 2006. An asterisk (*) denotes that no shares of the issuer were outstanding during that month. The historical prices of the underlying securities should not be taken as an indication of future performance.


                            ABBOTT LABORATORIES (ABT)


     Abbott Laboratories develops, manufactures and sells a broad and diversified line of health care products and services. The Pharmaceutical Products segment produces adult and pediatric pharmaceuticals sold primarily on the prescription or recommendation of physicians. The Diagnostic Products segment produces diagnostic systems and tests for blood banks, hospitals, commercial laboratories, alternate-care testing sites, plasma protein therapeutic companies and consumers. The Ross Products include a line of pediatric and adult nutritionals. Abbott markets its products worldwide through affiliates and distributors to retailers, wholesalers, hospitals, health care facilities, physicians' offices, laboratories and government agencies around the world.


               Closing               Closing                Closing              Closing              Closing              Closing
2001            Price    2002         Price    2003          Price   2004         Price      2005      Price     2006       Price
-----------    -------   ---------   -------   ---------    -------  ---------   --------   --------- --------  ---------  --------

January        44.86     January     57.70     January      38.12    January     43.08      January   45.02     January    43.15
February       48.99     February    56.55     February     35.62    February    42.80      February  45.99
March          47.19     March       52.60     March        37.61    March       41.00      March     46.62
April          46.38     April       53.95     April        40.63    April       44.02      April     49.16
May            51.98     May         47.50     May          44.55    May         41.21      May       48.24
June           48.00     June        37.65     June         43.76    June        40.76      June      49.01
July           53.59     July        41.41     July         39.25    July        39.35      July      46.63
August         49.70     August      40.03     August       40.30    August      41.69      August    45.13
September      51.85     September   40.40     September    42.55    September   42.36      September 42.40
October        52.98     October     41.87     October      42.62    October     42.63      October   43.05
November       55.00     November    43.78     November     44.20    November    41.96      November  37.71
December       55.75     December    40.00     December     46.60    December    46.65      December  39.43


The closing price on February 14, 2006 was $43.73.

                              ALLERGAN, INC. (AGN)


     Allergan, Inc. develops, manufactures and markets a broad range of specialty pharmaceutical products for the ophthalmic, neurological, dermatological and other specialty markets. The company engages in pharmaceutical research related to glaucoma, retinal disease, dry eye, psoriasis, acne, and movement disorders. The company also offers aesthetic-related pharmaceuticals and over-the-counter products.


             Closing            Closing             Closing            Closing              Closing              Closing
2001          Price   2002       Price    2003       Price   2004       Price    2005        Price    2006        Price
----------   ------- ---------  -------- ---------- ------  ---------  -------  ----------  -------  ---------  ---------
January      81.75   January    66.75     January   60.67   January    82.85    January     75.95    January     116.40
February     86.95   February   64.84     February  64.20   February   87.54    February    75.18
March        74.15   March      64.65     March     68.21   March      84.16    March       69.47
April        76.00   April      65.91     April     70.25   April      88.05    April       70.39
May          89.70   May        63.10     May       72.11   May        88.90    May         77.31
June         84.03   June       66.75     June      77.10   June       89.52    June        85.24
July         75.29   July       60.49     July      80.48   July       75.64    July        89.37
August       72.25   August     58.72     August    79.46   August     74.65    August      92.05
September    66.30   September  54.40     September 78.73   September  72.55    September   91.62
October      71.79   October    54.45     October   75.62   October    71.56    October     89.30
November     75.49   November   58.79     November  74.73   November   73.50    November   100.00
December     75.05   December   57.62     December  76.81   December   81.07    December   107.96


The closing price on February 14, 2006 was $107.29.



                       ADVANCED MEDICAL OPTICS, INC. (EYE)


     Advanced Medical Optics, Inc. develops, manufactures and markets medical devices for the eye and eye care products. Advanced Medical Optics' products in the ophthalmic line include medical devices for the cataract and refractive surgery markets. The company's products also target the eye care market and provide a range of products for use with contact lenses.


               Closing               Closing               Closing               Closing              Closing              Closing
    2001        Price     2002        Price     2003        Price      2004       Price     2005       Price     2006       Price
-----------   --------   ----------  --------  ---------   -------   ----------  -------   ---------  -------   ---------  --------
January        *         January        *      January     12.48     January     22.89     January    42.69     January    44.58
February       *         February       *      February    11.55     February    23.00     February   37.95
March          *         March          *      March       13.45     March       24.40     March      36.21
April          *         April          *      April       14.03     April       31.54     April      36.98
May            *         May            *      May         15.05     May         35.10     May        38.61
June           *         June           *      June        17.05     June        42.57     June       39.75
July           *         July        10.20     July        16.70     July        38.05     July       41.57
August         *         August       8.86     August      16.59     August      37.22     August     39.36
September      *         September    9.51     September   17.96     September   39.57     September  37.95
October        *         October      9.70     October     20.17     October     39.10     October    35.68
November       *         November    11.20     November    19.71     November    41.58     November   42.41
December       *         December    11.97     December    19.65     December    41.14     December   41.80



The closing price on February 14, 2006 was $41.56.

                     ANDRX CORPORATION--ANDRYX GROUP (ADRX)


     Andrx Corporation engages in the development, manufacture and commercialization of generic versions of pharmaceutical products. The company develops a range of generic products using controlled-release drug delivery technologies and niche and immediate-release products, including oral contraceptives. The company also distributes pharmaceuticals, predominantly generic pharmaceutical products, brand pharmaceuticals, nutritional products and medical office products. In addition, the company sells the Entex line of cough and cold products. Andrx offers generic and branded products primarily to independent pharmacies, pharmacy chains, pharmacy buying groups and physicians' offices.


               Closing               Closing                Closing               Closing             Closing             Closing
    2001        Price       2002      Price       2003       Price       2004      Price      2005     Price      2006     Price
-----------    -------   ----------  -------   ----------   -------   ----------  --------  --------- --------  --------- ---------
January        65.87     January     58.74     January      14.36     January     24.95     January   21.84     January   17.55
February       57.36     February    33.45     February     11.65     February    29.96     February  22.45
March          49.00     March       37.94     March        11.80     March       27.20     March     22.67
April          59.00     April       45.22     April        16.15     April       22.84     April     19.91
May            67.68     May         43.27     May          19.25     May         27.48     May       19.95
June           77.00     June        26.97     June         19.95     June        27.93     June      20.31
July           67.89     July        22.19     July         22.88     July        25.94     July      18.55
August         70.29     August      24.63     August       18.00     August      20.16     August    18.13
September      64.92     September   22.15     September    18.66     September   22.36     September 15.43
October        64.93     October     15.45     October      19.83     October     21.64     October   15.47
November       73.82     November    14.50     November     21.96     November    17.80     November  17.82
December       70.41     December    14.67     December     24.04     December    21.83     December  16.48


The closing price on February 14, 2006 was $17.87.



                            BIOVAIL CORPORATION (BVF)


     Biovail Corporation is an integrated pharmaceutical company that specializes in the development, manufacturing, sale, and marketing of pharmaceutical products for the treatment of chronic medical conditions. Biovail formulates, clinically tests, registers, manufactures and out-licenses its own drug products, with a primary focus on therapeutic areas, such as cardiovascular disease, central nervous system disorders and pain management. The company markets its products through its own sales force and through licensees.


            Closing           Closing           Closing           Closing             Closng           Closing
   2001      Price     2002    Price     2003    Price     2004    Price      2005    Price     2006    Price
----------  -------  -------- -------- -------- ------- --------- -------- --------- ------- --------- ---------
January      43.25   January   46.98   January   29.05   January   22.20    January   16.25   January   22.65
February     46.15   February  47.50   February  37.20   February  20.46    February  16.04   February
March        36.13   March     49.98   March     39.87   March     15.60    March     15.08   March
April        39.28   April     37.77   April     36.15   April     19.00    April     13.84   April
May          39.13   May       32.37   May       46.64   May       17.57    May       15.82   May
June         43.50   June      28.96   June      47.06   June      18.98    June      15.52   June
July         47.06   July      23.98   July      38.39   July      15.65    July      15.77   July
August       46.10   August    26.84   August    41.53   August    15.16    August    17.94   August
September    46.40   September 24.69   September 37.15   September 17.30    September 23.37   September
October      47.26   October   31.65   October   24.05   October   18.72    October   21.79   October
November     54.71   November  33.00   November  18.75   November  15.05    November  23.52   November
December     56.25   December  26.41   December  21.49   December  16.53    December  23.73   December


The closing price on February 14, 2006 was $24.91.

                       BRISTOL-MYERS SQUIBB COMPANY (BMY)

     Bristol-Myers Squibb Company engages in the discovery, development, license, manufacture, marketing, distribution, and sale of pharmaceutical and other health care products. Bristol-Myers primarily operates in three segments:
Pharmaceuticals, Nutritionals and Other Healthcare. The Pharmaceuticals segment provides branded pharmaceutical products for cardiovascular, virology, including human immunodeficiency virus, infectious diseases, oncology, affective disorders and metabolics. The Nutritionals segment manufactures, markets, distributes and sells infant formulas and other nutritional products, including a line of ENFAMIL products. The Other Healthcare segment consists of ConvaTec, Medical Imaging and Consumer Medicines businesses. ConvaTec provides ostomy and wound and skin care products. Medical Imaging offers cardiovascular imaging products, including radiopharmaceuticals and ultra-sound agents. Consumer Medicines provides consumer health care products for headache relief, analgesics, cold, cough and flu, as well as for diabetics.


              Closing              Closing               Closing              Closing                Closing                Closing
    2001       Price      2002      Price       2003      Price      2004      Price       2005       Price       2006       Price
-----------   --------  ---------  --------  ----------  -------  ----------  --------   ----------  --------  ----------- ---------
January       61.89     January    45.37     January     23.59    January     28.05       January    23.44      January     22.79
February      63.41     February   47.00     February    23.30    February    27.82       February   25.03
March         59.40     March      40.49     March       21.13    March       24.23       March      25.46
April         56.00     April      28.80     April       25.54    April       25.10       April      26.00
May           54.24     May        31.12     May         25.60    May         25.27       May        25.36
June          52.30     June       25.70     June        27.15    June        24.50       June       24.98
July          59.14     July       23.43     July        26.20    July        22.90       July       24.98
August        56.14     August     24.95     August      25.37    August      23.73       August     24.47
September     55.56     September  23.80     September   25.66    September   23.67       September  24.06
October       53.45     October    24.61     October     25.37    October     23.43       October    21.17
November      53.76     November   26.50     November    26.35    November    23.50       November   21.59
December      51.00     December   23.15     December    28.60    December    25.62       December   22.98


The closing price on February 14, 2006 was $22.91.



                            ELI LILLY & COMPANY (LLY)


     Eli Lilly & Company researches, develops, manufactures and sells pharmaceutical products for humans and animals. Research efforts are primarily directed toward discovering and developing products to diagnose and treat disease in humans and animals and to increase the efficiency of animal food production. Eli Lilly products include neuroscience products, such as Zyprexa, Prozac, Strattera and Permax, endocrine products, cardiovascular agents, oncology products and animal health products for cattle, poultry and swine. The company distributes through wholesalers that serve pharmacies, physicians and other healthcare professionals, and hospitals.


           Closing            Closing           Closing            Closing             Closing             Closing
   2001     Price     2002     Price     2003    Price     2004     Price      2005     Price      2006     Price
---------  -------  --------- -------  -------- -------  --------- --------  --------  --------  --------- ---------
January     78.80   January    75.10   January   60.24   January   68.04     January   54.24     January   56.62
February    79.46   February   75.73   February  56.56   February  73.94     February  56.00     February
March       76.66   March      76.20   March     57.15   March     66.90     March     52.10     March
April       85.00   April      66.05   April     63.82   April     73.81     April     58.47     April
May         84.70   May        64.70   May       58.77   May       73.67     May       58.30     May
June        74.00   June       56.40   June      68.97   June      69.91     June      55.71     June
July        79.28   July       58.42   July      65.84   July      63.72     July      56.32     July
August      77.63   August     58.05   August    66.53   August    63.45     August    55.02     August
September   80.70   September  55.34   September 59.40   September 60.05     September 53.52     September
October     76.50   October    55.50   October   66.62   October   54.91     October   49.79     October
November    82.67   November   68.30   November  68.80   November  53.33     November  50.50     November
December    78.54   December   63.50   December  70.33   December  56.75     December  56.59     December


The closing price on February 14, 2006 was $55.48.

                         FOREST LABORATORIES, INC. (FRX)


     Forest Laboratories, Inc. develops, manufactures and sells branded and generic forms of ethical drug products, including prescription drugs and nonprescription pharmaceutical products that are used for the treatment of a wide range of illnesses. The company's products include Lexapro, Celexa, Namenda, Tiazac, Benicar, Benicar HCT, Milnacipran, CCR1, Lercanidipine, Campral and Combunox. The company markets its products directly and through independent distributors worldwide to physicians, pharmacies, hospitals, managed care and other healthcare organizations.


           Closing           Closing           Closing           Closing           Closing           Closing
   2001     Price     2002    Price     2003    Price     2004    Price     2005    Price     2006    Price
---------  -------  -------- -------  -------- -------  -------- -------  -------- -------  -------- ---------
January     33.48   January   41.45   January   51.75   January   74.49   January   41.53   January   46.28
February    34.76   February  39.76   February  49.80   February  75.48   February  42.70
March       29.62   March     40.85   March     53.97   March     71.62   March     36.95
April       30.58   April     38.57   April     51.72   April     64.48   April     35.68
May         37.03   May       36.92   May       50.50   May       63.39   May       38.58
June        35.50   June      35.40   June      54.75   June      56.63   June      38.85
July        39.28   July      38.74   July      47.88   July      50.29   July      39.92
August      36.51   August    36.50   August    47.00   August    45.85   August    44.40
September   36.07   September 41.01   September 51.45   September 44.96   September 38.97
October     37.19   October   48.99   October   50.01   October   44.60   October   37.91
November    35.40   November  53.67   November  54.64   November  38.97   November  39.07
December    40.97   December  49.11   December  61.80   December  44.86   December  40.68


The closing price on February 14, 2006 was $46.50.



                               HOSPIRA INC. (HSP)


     Hospira, Inc., a pharmaceutical and medication delivery company, engages in the development, manufacture, and marketing of specialty injectable pharmaceuticals and medication delivery systems that deliver drugs and intravenous fluids. Hospira's specialty injectable pharmaceuticals offer injectable products in a variety of dosages and formulations. The company's medication delivery systems include electronic pumps and sets for I.V. drug delivery and patient-controlled analgesia for pain management, premixed drug solutions and nutritionals for I.V. infusion and I.V. solutions and supplies. Hospira also provides contract manufacturing services to pharmaceutical and biotechnology companies for formulation development, filling and finishing of injectable pharmaceuticals. The company offers its products to hospitals and alternate site providers, such as clinics, home healthcare providers and long-term care facilities.


             Closing             Closing             Closing             Closing               Closing               Closing
 2001         Price     2002      Price     2003      Price    2004        Price     2005        Price     2006        Price
---------    -------  ---------  -------  ---------  -------  ---------  --------   ---------  --------  ----------  ---------
January         *     January       *     January       *     January        *      January    28.89      January    44.75
February        *     February      *     February      *     February       *      February   29.60
March           *     March         *     March         *     March          *      March      32.27
April           *     April         *     April         *     April          *      April      33.55
May             *     May           *     May           *     May        25.64      May        38.08
June            *     June          *     June          *     June       27.60      June       39.00
July            *     July          *     July          *     July       25.91      July       38.25
August          *     August        *     August        *     August     27.70      August     39.84
September       *     September     *     September     *     September  30.60      September  40.97
October         *     October       *     October       *     October    31.91      October    39.85
November        *     November      *     November      *     November   32.23      November   44.15
December        *     December      *     December      *     December   33.50      December   42.78


The closing price on February 14, 2006 was $45.99.

                             JOHNSON & JOHNSON (JNJ)


     Johnson & Johnson manufactures and sells a broad range of products related to human health and well-being. Johnson & Johnson's business is divided into consumer, pharmaceutical and medical devices and diagnostics segments. Johnson & Johnson's consumer segment focuses on personal care and hygienic products. The pharmaceutical segment's principal worldwide franchises are in the anti-fungal, anti-infective, cardiovascular, dermatology, gastrointestinal, hematology, immunology, neurology, oncology, pain management, psychotropic and urology fields. Johnson & Johnson's medical devices and diagnostics segment, catering to physicians, nurses, therapists, hospitals, diagnostic laboratories and clinics, focuses on suture and mechanical wound closure products, surgical equipment and devices, wound management and infection prevention products, interventional and diagnostic cardiology products, diagnostic equipment and supplies, joint replacements and disposable contact lenses.


                Closing              Closing               Closing              Closing              Closing               Closing
  2001           Price      2002      Price       2003      Price     2004       Price      2005      Price      2006       Price
------------    -------  ---------   --------  ---------   -------- ---------   --------   --------  ---------  --------- --------
January         46.57    January     57.51     January     53.61    January     53.42      January    64.70     January    57.54
February        48.67    February    60.90     February    52.45    February    53.91      February   65.60
March           43.74    March       64.95     March       57.87    March       50.72      March      67.16
April           48.24    April       63.86     April       56.36    April       54.03      April      68.63
May             48.48    May         61.35     May         54.35    May         55.71      May        67.10
June            50.00    June        52.26     June        51.70    June        55.70      June       65.00
July            54.10    July        52.60     July        51.79    July        55.27      July       63.96
August          52.71    August      54.31     August      49.58    August      58.10      August     63.39
September       55.40    September   54.08     September   49.52    September   56.33      September  63.28
October         57.91    October     58.75     October     50.33    October     58.38      October    62.62
November        58.25    November    57.02     November    49.30    November    60.32      November   61.75
December        59.10    December    53.71     December    51.66    December    63.42      December   60.10


The closing price on February 14, 2006 was $59.05.

                         KING PHARMACEUTICALS, INC. (KG)

     King Pharmaceuticals, Inc. manufactures, markets and sells primarily brand prescription pharmaceutical products. The Company offers products over several therapeutic areas, including cardiovascular, endocrinology/women's health, neuroscience, critical care, anti-infectives and respiratory. The company also develops, manufactures and sells auto-injectors for the self-administration of injectable drugs. In addition, King Pharmaceuticals provides contract pharmaceutical manufacturing services to third-party pharmaceutical and biotechnology companies, as well as transfers company's manufacturing and marketing rights to third parties for licensing fees or royalty payments. The company markets its branded pharmaceutical products to general/family practitioners, internal medicine physicians, cardiologists, endocrinologists, neurologists, psychiatrists and obstetricians/gynecologists, as well as to hospitals across the United States and Puerto Rico.


                Closing                Closing               Closing             Closing             Closing              Closing
  2001           Price       2002       Price       2003      Price      2004      Price      2005     Price      2006     Price
------------   --------- -----------  --------  ----------  ---------  --------- --------   --------- --------  --------  ---------
January         33.98     January      36.40     January     14.68     January     16.68     January   10.51     January   18.75
February        34.43     February     31.06     February    16.75     February    19.27     February  9.55
March           30.56     March        35.01     March       11.93     March       16.84     March     8.31
April           31.60     April        31.34     April       12.61     April       17.25     April     8.00
May             37.94     May          27.05     May         14.31     May         13.36     May       9.46
June            40.31     June         22.25     June        14.76     June        11.45     June      10.42
July            45.20     July         21.21     July        15.06     July        11.29     July      11.15
August          43.25     August       21.31     August      14.05     August      12.46     August    14.70
September       41.95     September    18.17     September   15.15     September   11.94     September 15.38
October         38.99     October      15.35     October     13.40     October     10.91     October   15.43
November        39.84     November     18.98     November    12.91     November    12.45     November  15.73
December        42.13     December     17.19     December    15.26     December    12.40     December  16.92


The closing price on February 14, 2006 was $19.45.



                          MEDCO HEALTH SOLUTIONS. (MHS)


     Medco Health Solutions, Inc., a pharmacy benefit manager, provides programs and services for its clients and the members of their prescription benefit plans, as well as for the physicians and pharmacies for the members use. Medco offers various programs and services, including plan design, clinical management, pharmacy management, health management, physician services and Web-based services. The company has a number of clients in various industry categories, including Blue Cross/Blue Shield plans; managed care organizations; insurance carriers; third-party benefit plan administrators; employers; federal, state and local government agencies, and union-sponsored benefit plans.


                Closing                Closing               Closing               Closing             Closing             Closing
  2001           Price       2002       Price       2003      Price       2004      Price      2005     Price      2006     Price
------------    -------   ----------   --------  ---------- --------  ----------  --------  --------- --------  ---------- --------
January            *      January         *      January        *      January     36.85     January   42.57     January   54.10
February           *      February        *      February       *      February    32.66     February  44.42
March              *      March           *      March          *      March       34.00     March     49.57
April              *      April           *      April          *      April       35.40     April     50.97
May                *      May             *      May            *      May         35.03     May       50.00
June               *      June            *      June           *      June        37.50     June      53.36
July               *      July            *      July           *      July        30.30     July      48.44
August             *      August          *      August      26.70     August      31.23     August    49.27
September          *      September       *      September   25.93     September   30.90     September 54.83
October            *      October         *      October     33.20     October     33.91     October   56.50
November           *      November        *      November    36.43     November    37.72     November  53.65
December           *      December        *      December    33.99     December    41.60     December  55.80


The closing price on February 14, 2006 was $55.07.

                             MERCK & CO., INC. (MRK)


     Merck & Co., Inc. is a research-driven pharmaceutical products company that discovers, develops, manufactures and markets a range of products to improve human and animal health, directly and through its joint ventures. Merck's products include therapeutic and preventive agents, generally sold by prescription, for the treatment of human disorders and animal health supplies. The company markets its health products primarily to drug wholesalers and retailers, hospitals, clinics, government agencies and managed healthcare providers, such as health maintenance organizations and other institutions.


            Closing           Closing           Closing               Closing              Closing               Closing
   2001      Price     2002    Price     2003    Price      2004       Price     2005       Price      2006       Price
----------  -------  -------- ------- --------- -------  -----------  --------  --------  --------   ---------   ----------
January      82.18   January   59.18   January   55.39   January       47.60    January    28.05      January    34.50
February     80.20   February  61.33   February  52.75   February      48.08    February   31.70
March        75.90   March     57.58   March     54.78   March         44.19    March      32.37
April        75.97   April     54.34   April     58.18   April         47.00    April      33.90
May          72.99   May       57.10   May       55.58   May           47.30    May        32.44
June         63.91   June      50.64   June      60.55   June          47.50    June       30.80
July         67.98   July      49.60   July      55.28   July          45.35    July       31.06
August       65.10   August    50.52   August    50.32   August        44.97    August     28.23
September    66.60   September 45.71   September 50.62   September     33.00    September  27.21
October      63.81   October   54.24   October   44.25   October       31.31    October    28.22
November     67.75   November  59.41   November  40.60   November      28.02    November   29.40
December     58.80   December  56.61   December  46.20   December      32.14    December   31.81


The closing price on February 14, 2006 was $34.67.



                         MYLAN LABORATORIES, INC. (MYL)


     Mylan Laboratories Inc. develops, licenses, manufactures, markets and distributes generic and brand pharmaceutical products. Mylan's brand pharmaceutical segment focuses on cardiology, neurology and dermatology. The company markets its brand products directly to primary care physicians, dermatologists, neurologists, pharmacists, managed care organizations, governmental agencies, independent pharmacies and chain drug stores.


               Closing               Closing              Closing               Closing              Closing              Closing
    2001        Price      2002       Price      2003      Price      2004        Price      2005      Price      2006      Price
-----------   --------  ---------   --------  ---------   -------   ---------   --------   --------- --------   --------- ---------
January        15.57    January      22.46    January     26.72     January      24.39     January    16.63     January    19.70
February       15.60    February     20.25    February    28.55     February     23.50     February   17.60
March          17.23    March        19.64    March       28.75     March        22.73     March      17.72
April          17.83    April        17.65    April       28.27     April        22.91     April      16.50
May            21.21    May          20.63    May         28.88     May          22.31     May        16.50
June           18.75    June         20.90    June        34.77     June         20.25     June       19.24
July           22.50    July         21.63    July        22.51     July         14.82     July       17.36
August         21.99    August       21.77    August      24.27     August       17.42     August     18.39
September      21.75    September    21.83    September   25.77     September    18.00     September  19.26
October        24.58    October      20.98    October     24.15     October      17.22     October    19.21
November       22.99    November     22.49    November    25.32     November     18.16     November   20.89
December       25.00    December     23.27    December    25.26     December     17.68     December   19.96


The closing price on February 14, 2006 was $22.12.

                                PFIZER INC. (PFE)


     Pfizer Inc. a research-based, global pharmaceutical company that discovers, develops, manufactures and markets prescription medicines for humans and animals, as well as consumer healthcare products. Pfizer's operations are divided into pharmaceutical, consumer healthcare and animal health segments. The pharmaceutical segment includes treatments for cardiovascular and metabolic diseases, central nervous system disorders, arthritis and pain, infectious and respiratory diseases, urogenital conditions, cancer, eye disease, endocrine disorders and allergies. The consumer healthcare segment includes self-medications for oral care, upper respiratory health, tobacco dependence, gastrointestinal health, skin care, eye care and hair growth. The animal health segment includes treatments for diseases in livestock and companion animals.


              Closing              Closing               Closing                 Closing              Closing              Closing
    2001       Price      2002      Price       2003      Price        2004       Price      2005      Price      2006      Price
-----------   -------   ---------- --------   ---------  -------   ----------   --------  ----------  --------  ---------  ---------
January        45.15    January     41.67     January     30.36     January      36.63     January    24.16     January    25.68
February       45.00    February    40.96     February    29.82     February     36.65     February   26.29
March          40.95    March       39.74     March       31.16     March        35.05     March      26.27
April          43.30    April       36.35     April       30.75     April        35.76     April      27.17
May            42.89    May         34.60     May         31.02     May          35.34     May        27.90
June           40.05    June        35.00     June        34.15     June         34.28     June       27.58
July           41.22    July        32.35     July        33.36     July         31.96     July       26.50
August         38.31    August      33.08     August      29.92     August       32.67     August     25.48
September      40.10    September   29.02     September   30.38     September    30.60     September  24.97
October        41.90    October     31.77     October     31.60     October      28.95     October    21.74
November       43.31    November    31.53     November    33.57     November     27.77     November   21.20
December       39.85    December    30.57     December    35.33     December     26.89     December   23.32


The closing price on February 14, 2006 was $22.50.




                        SCHERING-PLOUGH CORPORATION (SGP)


     Schering-Plough Corporation discovers, develops and markets pharmaceuticals worldwide. Schering-Plough has three business segments: Prescription Pharmaceuticals, Consumer Health Care and Animal Health. The company's core product groups include allergy, respiratory, anti-infective, anticancer, dermatological and cardiovascular pharmaceutical products, healthcare products, including foot care and sun care products and animal health biological and pharmaceutical products. Schering-Plough's over-the-counter, foot care, and sun care products are sold through wholesale and retail drug, food chain and mass merchandiser outlets.

               CLosing               CLosing                CLosing               Closing             Closing             Closing
    2001        Price       2002      Price       2003       Price       2004      Price      2005     Price      2006     Price
-----------    --------  ---------   -------   ----------   -------   ---------   -------   --------- --------  --------  ---------
January        50.40     January     32.38     January      18.11     January     17.54     January   18.56     January   19.15
February       41.10     February    34.49     February     18.02     February    17.96     February  18.95
March          36.53     March       31.30     March        17.83     March       16.22     March     18.15
April          38.54     April       27.30     April        18.10     April       16.73     April     20.87
May            41.95     May         26.45     May          18.45     May         16.90     May       19.50
June           36.24     June        24.60     June         18.60     June        18.48     June      19.06
July           39.05     July        25.50     July         16.98     July        19.46     July      20.82
August         38.13     August      23.08     August       15.19     August      18.46     August    21.41
September      37.10     September   21.32     September    15.24     September   19.06     September 21.05
October        37.18     October     21.35     October      15.27     October     18.11     October   20.34
November       35.72     November    22.66     November     16.18     November    17.85     November  19.32
December       35.81     December    22.20     December     17.39     December    20.88     December  20.85


The closing price on February 14, 2006 was $18.59.

                   VALEANT PHARMACEUTICALS INTERNATIONAL (VRX)

     Valeant Pharmaceuticals International is a global, research-based specialty pharmaceutical company that discovers, develops, manufactures and markets a range of pharmaceutical products. Valeant Pharmaceuticals operates in two principal business areas, the pharmaceutical business and the biomedical business. The company's pharmaceutical and nutritional products treat viral and bacterial infections, diseases of the skin, neuromuscular disorders, cancer, cardiovascular disease, diabetes and psychiatric disorders. The biomedical business consists of research chemicals, diagnostic and other biomedical products.


             Closing             Closing             Closing             Closing            Closing             Closing
   2001       Price      2002     Price      2003     Price      2004    Price      2005     Price     2006      Price
----------   -------   --------- -------   -------- --------  ---------  --------  --------  -------  --------- --------
January      26.60     January    32.02    January   11.16     January   23.48     January   24.97     January    17.96
February     26.56     February   27.85    February   9.62     February  21.93     February  24.25
March        25.43     March      31.75    March      8.91     March     23.87     March     22.52
April        25.62     April      27.66    April      8.75     April     23.10     April     20.75
May          30.23     May        28.03    May       15.00     May       18.28     May       20.63
June         31.72     June       24.21    June      16.76     June      20.00     June      17.63
July         30.75     July       10.49    July      15.61     July      17.51     July      19.73
August       29.45     August     10.16    August    17.50     August    23.46     August    19.98
September    26.35     September   9.06    September 17.16     September 24.12     September 20.08
October      24.21     October     8.35    October   19.31     October   24.00     October   17.16
November     29.78     November   11.75    November  23.91     November  24.21     November  16.48
December     33.50     December   10.91    December  25.15     December  26.35     December  18.08


The closing price on February 14, 2006 was $17.30.




                       WATSON PHARMACEUTICALS, INC. (WPI)


     Watson Pharmaceuticals, Inc. is engaged in the development, manufacture, marketing, sale and distribution of brand and generic pharmaceutical products. Watson's products include prescription and over-the-counter therapeutic and preventive agents used for the treatment of human diseases and disorders in the primary care, women's health, dermatology and neurology/psychiatry areas. The company sells its brand and generic pharmaceutical products primarily to drug wholesalers, retailers and distributors, including large chain drug stores, hospitals, and clinics; government agencies; and managed healthcare providers, such as health maintenance organizations and other institutions.


                Closing                Closing               Closing              Closing            Closing              Closing
 2001            Price       2002       Price       2003      Price      2004      Price      2005    Price      2006      Price
-----------    --------   ----------   -------   ---------   --------  ---------  -------   --------  -------   --------  ---------
January        52.06      January      29.30     January     30.28     January    46.51     January   29.83     January    33.09
February       55.50      February     29.28     February    30.93     February   45.92     February  31.74
March          52.60      March        27.09     March       28.77     March      42.79     March     30.73
April          49.80      April        24.60     April       29.07     April      35.61     April     30.00
May            60.10      May          26.00     May         37.02     May        37.35     May       30.06
June           61.64      June         25.27     June        40.37     June       26.90     June      29.56
July           65.85      July         21.07     July        39.94     July       25.21     July      33.40
August         56.10      August       23.32     August      41.10     August     27.54     August    34.69
September      54.71      September    24.51     September   41.69     September  29.46     September 36.61
October        47.68      October      27.49     October     39.27     October    28.03     October   34.56
November       29.93      November     29.99     November    47.14     November   29.05     November  33.36
December       31.39      December     28.27     December    46.00     December   32.81     December  32.51


The closing price on February 14, 2006 was $32.40.

                                   WYETH (WYE)


     Wyeth is engaged in the discovery, development, manufacture, distribution and sale of a diversified line of products in three primary businesses:
Pharmaceuticals, Consumer Healthcare and Animal Health. The pharmaceutical business manufactures and sells brand and generic human ethical pharmaceuticals, nutritionals and animal biologicals and pharmaceuticals. The Consumer Healthcare segment sells over-the-counter health care products, which include analgesics, cough/cold/allergy remedies and nutritional supplements, as well as hemorrhoidal, asthma and other relief items. The Animal Health business sells products that include vaccines, pharmaceuticals, parasite control and growth implants.


            Closing           Closing             Closing            CLosing              Closing               Closing
  2001       Price     2002     Price     2003     Price     2004      Price      2005      Price        2006     Price
----------  ------- --------- -------  ---------  ------- ---------  --------   --------- --------   ---------- --------
January     59.10   January   64.66    January    39.03   January    40.95      January    39.63      January    46.25
February    61.77   February  63.55    February   35.25   February   39.50      February   40.82
March       58.75   March     65.65    March      37.82   March      37.55      March      42.18
April       57.75   April     57.00    April      43.53   April      38.07      April      44.94
May         63.30   May       55.50    May        43.85   May        36.00      May        43.37
June        58.75   June      51.20    June       45.55   June       36.16      June       44.50
July        60.31   July      39.90    July       45.58   July       35.40      July       45.75
August      56.00   August    42.80    August     42.85   August     36.57      August     45.79
September   58.25   September 31.80    September  46.10   September  37.40      September  46.27
October     55.83   October   33.50    October    44.14   October    39.65      October    44.56
November    60.10   November  38.43    November   39.40   November   39.87      November   41.56
December    61.36   December  37.40    December   42.45   December   42.59      December   46.07


The closing price on February 14, 2006 was $47.01.



                           ZIMMER HOLDINGS, INC. (ZMH)


     Zimmer Holdings, Inc., designs, develops, manufactures and markets reconstructive orthopedic implants, including joint, dental and spinal implants, trauma products and related orthopedic surgical products. Zimmer Holdings also makes fracture management products that are used primarily to reattach or stabilize damaged bone and tissue to support the body's natural healing process. Zimmer Holdings also manufactures and markets other products relating to orthopedic and general surgery. Zimmer's primary customers include musculoskeletal surgeons, neurosurgeons, oral surgeons, dentists, hospitals, distributors, healthcare dealers and, in their capacity as agents, healthcare purchasing organizations or buying groups.


             Closing           Closing           Closing            Closing                 CLosing                 CLosing
  2001        Price     2002    Price     2003     Price    2004     Price       2005        Price       2006        Price
----------   ------- --------- ------- --------- -------  --------- --------    ---------   --------   ----------   --------
January        *     January   32.53   January   41.00    January   76.50       January     78.85       January     68.95
February       *     February  35.76   February  44.39    February  75.64       February    85.90
March          *     March     34.05   March     48.63    March     73.78       March       77.81
April          *     April     34.71   April     46.90    April     79.85       April       81.42
May            *     May       34.98   May       44.86    May       85.35       May         76.58
June           *     June      35.66   June      45.50    June      88.20       June        76.17
July           *     July      37.23   July      47.81    July      76.31       July        82.36
August        27.20  August    36.90   August    51.74    August    71.30       August      82.17
September     27.75  September 38.34   September 55.10    September 79.04       September   68.89
October       30.91  October   41.22   October   63.81    October   77.59       October     63.77
November      32.26  November  37.64   November  65.92    November  81.60       November    62.67
December      30.54  December  41.52   December  70.40    December  80.12       December    67.44


The closing price on February 14, 2006 was $68.95.

                                [GRAPHIC OMITTED]


                        1,000,000,000 Depositary Receipts



                         Pharmaceutical HOLDRS(SM) Trust

                              ---------------------

                               P R O S P E C T U S

                              ---------------------








                                February 16, 2006

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Indemnification of Directors and Officers.

     Section 145 of the General Corporation Law of the State of Delaware, as amended, provides that under certain circumstances a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director, officer, employee or agent of the corporation or is or was serving at its request in such capacity in another corporation or business association, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful.

     Article XIV, Section 2 of the Restated Certificate of Incorporation of Merrill Lynch, Pierce, Fenner & Smith Incorporated provides in effect that, subject to certain limited exceptions, Merrill Lynch, Pierce, Fenner & Smith Incorporated shall indemnify its directors and officers to the full extent authorized or permitted by law.

     The directors and officers of Merrill Lynch, Pierce, Fenner & Smith Incorporated are insured under policies of insurance maintained by Merrill Lynch, Pierce, Fenner & Smith Incorporated, subject to the limits of the policies, against certain losses arising from any claim made against them by reason of being or having been such directors or officers. In addition, Merrill Lynch, Pierce, Fenner & Smith Incorporated has entered into contracts with all of its directors providing for indemnification of such persons by Merrill Lynch, Pierce, Fenner & Smith Incorporated to the full extent authorized or permitted by law, subject to certain limited exceptions.

Item 16.  Exhibits.

     See Exhibit Index.

Item 17.  Undertakings.

     The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933.

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of the prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (4) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

     (5) For purposes of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (6) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to Item 15 of this registration statement, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the registrant hereby certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and has duly caused this Post-Effective Amendment No. 7 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, on February 16, 2006.

                                   MERRILL LYNCH, PIERCE, FENNER & SMITH
                                       INCORPORATED


                                   By:               *
                                         ---------------------------------------
                                         Name:  Joseph F. Regan
                                         Title: First Vice President, Chief
                                                Financial Officer and Controller


     Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 7 to the Registration Statement has been signed by the following persons in the capacities indicated on February 16, 2006.

           Signature                              Title
           ---------                              -----

               *
----------------------------------        Chief Executive Officer,
        Robert J. McCann                  Chairman of the Board



               *                          Director
----------------------------------
           Do Woo Kim


               *                          Director
----------------------------------
        Carlos M. Morales


               *                          Director
----------------------------------
       Candace E. Browning


               *                          Director
----------------------------------
       Gregory J. Fleming


               *                          Chief Financial Officer and Controller
----------------------------------
         Joseph F. Regan


*By: /s/ Mitchell M. Cox                  Attorney-in-Fact
    ------------------------------
         Mitchell M. Cox

                                INDEX TO EXHIBITS

Exhibits

--------

  *4.1 Standard Terms for Depositary Trust Agreements between Merrill Lynch, Pierce, Fenner & Smith Incorporated and The Bank of Bank of New York, as Trustee dated as of September 2, 1999, and included as exhibits thereto, form of Depositary Trust Agreement and form of HOLDRS, filed on December 21, 1999 as an exhibit to Amendment No. 1 to the registration statement filed on form S-1 for Pharmaceutical HOLDRS.

  *4.2 Form of Amendment No. 2 to the Standard Terms for Depositary Trust Agreements, filed on November 28, 2000 as an exhibit to post-effective Amendment No. 1 to the registration statement filed on form S-1 for Pharmaceutical HOLDRS.

  *5.1 Opinion of Shearman & Sterling LLP regarding the validity of the Pharmaceutical HOLDRS Receipts, filed on December 21, 1999 as an exhibit to Amendment No. 1 to the registration statement filed on form S-1 for Pharmaceutical HOLDRS.

  *8.1 Opinion of Shearman & Sterling LLP, as special U.S. tax counsel regarding the material federal income tax consequences, filed on December 21, 1999 as an exhibit to Amendment No. 1 to the registration statement filed on form S-1 for Pharmaceutical HOLDRS.

  *8.2 Opinion of Shearman & Sterling LLP, as special U.S. Tax Counsel regarding the material federal income tax consequences, filed on [July 10], 2003 as an exhibit to Amendment No. 5 to the registration statement filed on form S-1 for Pharmaceutical HOLDRS.

  *24.1 Power of Attorney (included in Part II of Registration Statement), filed on May 14, 1999 as part of the registration statement filed on form S-1 for Pharmaceutical HOLDRS.

  *24.2 Power of Attorney of Dominic A. Carone filed on November 28, 2000 as an exhibit to post-effective Amendment No. 1 to the registration statement filed on form S-1 for Pharmaceutical HOLDRS.

  *24.3 Power of Attorney of John J. Fosina, E. Stanley O'Neal, Thomas H. Patrick and Dominic A. Carone

  *24.4 Power of Attorney of Candace E. Browning, Gregory J. Fleming, Do Woo Kim and Joseph F. Regan.


   24.5   Power of Attorney of Robert J. McCann and Joseph F. Regan.


 ---------
   * Previously filed.